ATL/894564.7
                       Exhibit B-10(e)(1)

           THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                 Dated as of September 27, 2002

                          by and among

                         GOLD KIST INC.,

                          as Borrower,

              VARIOUS BANKS, LENDING INSTITUTIONS,
                   AND INSTITUTIONAL INVESTORS

                           as Lenders,

                         SUNTRUST BANK,

                      as Syndication Agent,

                  HARRIS TRUST AND SAVINGS BANK

                      and ING CAPITAL LLC,

                     as Co-Managing Agents,

                               and

                      COOPERATIEVE CENTRALE
                 RAIFFEISEN-BOERENLEENBANK B.A.,
             "RABOBANK NEDERLAND", NEW YORK BRANCH,

                 as Agent and Sole Lead Arranger

                        Table of Contents
                                                            Page

ARTICLE 1   DEFINITIONS                                       2
     Section 1.1.Definitions                                  2
     Section 1.2.Accounting Terms                            22
     Section 1.3.Use of Defined Terms                        22

ARTICLE 2   CREDIT FACILITIES                                22
     Section 2.1.The Loans                                   22

ARTICLE 3   GENERAL LOAN TERMS                               27
     Section 3.1.Notes; Repayment of Principal               27
     Section 3.2.Amount Limitations                          30
     Section 3.3.Reduction of Commitments                    30
     Section 3.5.Interest Rates                              31
     Section 3.6.Funding Notices                             31
     Section 3.7.Disbursement of Funds                       33
     Section 3.8.Interest                                    34
     Section 3.9.Fees                                        36
     Section 3.10.Voluntary Prepayments of Loans              36
     Section 3.11.Payments, etc                               37
     Section 3.12.Interest Rate Not Ascertainable, etc        39
     Section 3.13.Illegality                                  39
     Section 3.14.Increased Costs                             40
     Section 3.15.Funding Losses                              41
     Section 3.16 Assumptions Concerning Funding of
                 Eurodollar Advances                         41
     Section 3.17.Apportionment of Payments                   42
     Section 3.18.Sharing of Payments, etc                    42
     Section 3.19.Capital Adequacy                            42
     Section 3.20.Use of Proceeds                             43
     Section 3.21.Collateral                                  43

ARTICLE 4   CONDITIONS TO CLOSING AND EXTENSIONS OF LOANS    43
     Section 4.1.Conditions Precedent to Initial Loans and
                 Letters of Credit                           43
     Section 4.2.Conditions to all Loans and Letters of
                 Credit                                      45

ARTICLE 5   REPRESENTATIONS AND WARRANTIES                   46
     Section 5.1.Organization and Qualification              46
     Section 5.2.Financial Statements                        46
     Section 5.3.Taxes                                       46
     Section 5.4.Actions Pending                             47
     Section 5.5.Title to Properties                         47
     Section 5.6.Regulation U, Etc                           47
     Section 5.7.ERISA                                       47
     Section 5.8.Outstanding Indebtedness                    48
     Section 5.9.Conflicting Agreements or Other Matters     48
     Section 5.10.Possession of Franchises, Licenses, Etc     49
     Section 5.11.Governmental Consent                        49
     Section 5.12.Disclosure                                  49
     Section 5.13.Foreign Assets Control Regulations          49
     Section 5.14.Labor Relations                             49
     Section 5.15.Authorization and Enforceability of
                 Agreement                                   50
     Section 5.16.Subsidiaries                                50
     Section 5.17.Insurance Coverage                          50
     Section 5.18.Investments                                 50
     Section 5.19.Intercompany Loans; Dividends               50

ARTICLE 6   AFFIRMATIVE COVENANTS                            51
     Section 6.1.Financial Statements                        51
     Section 6.2.Inspection of Property                      52
     Section 6.3.Insurance                                   53
     Section 6.4.Conduct of Business                         53
     Section 6.5.Corporate Existence; Maintenance of
                 Properties                                  53
     Section 6.6.Environmental Laws                          53
     Section 6.7.Taxes                                       54
     Section 6.8.Keeping of Books; Fiscal Year               54
     Section 6.9.Compliance with Laws and Other Agreements   54
     Section 6.10.Notice of Default                           55
     Section 6.11.Notice of Litigation                        55
     Section 6.12.ERISA                                       55
     Section 6.13.Use of Proceeds                             56
     Section 6.14.Borrowing Base Certificate/Hedging
                 Position Reports                            56

ARTICLE 7   NEGATIVE COVENANTS                               56
     Section 7.1.Financial Covenants                         56
     Section 7.2.Limitation on Restricted Payments           57
     Section 7.3.Liens                                       57
     Section 7.4.Restrictions on Loans, Advances,
                 Investments, Asset Acquisitions and
                 Contingent Liabilities                      58
     Section 7.5.Sale of Stock and Indebtedness of
                 Subsidiaries                                60
     Section 7.6.Merger and Sale of Assets                   60
     Section 7.7.Sale and Lease-Back                         61
     Section 7.8.Sale or Discount of Receivables             61
     Section 7.9.Hedging Contracts                           61
     Section 7.10.Issuance of Stock by Subsidiaries           62
     Section 7.11.Capital Expenditures                        62
     Section 7.12.Indebtedness for Money Borrowed             62
     Section 7.13.Transactions with Affiliates                63
     Section 7.14.Creation of Subsidiaries                    63

ARTICLE 8   EVENTS OF DEFAULT AND REMEDIES                   63
     Section 8.1.Events of Default                           63
     Section 8.2.Remedies on Default                         66

ARTICLE 9   THE AGENT                                        67
     Section 9.1.Appointment and Authorization               67
     Section 9.2.Nature of Duties of the Agent               68
     Section 9.3.Lack of Reliance on the Agent               68
     Section 9.4.Certain Rights of the Agent                 68
     Section 9.5.Liability of the Agent                      69
     Section 9.6.Indemnification                             70
     Section 9.7.Agent and Its Affiliates                    71
     Section 9.8.Successor Agent                             71
     Section 9.9.Agent May File Proofs of Claim              71
     Section 9.10.Release of Collateral                       72

ARTICLE 10  MISCELLANEOUS                                    72
     Section 10.1.Notices                                     72
     Section 10.2.Amendments, Etc                             73
     Section 10.3.No Waiver; Remedies Cumulative              74
     Section 10.4.Payment of Expenses, Etc                    74
     Section 10.5.Benefit of Agreement                        76
     Section 10.6.Governing Law; Submission to Jurisdiction,
                 Etc                                         79
     Section 10.7.Independent Nature of the Lenders' Rights   80
     Section 10.8.Counterparts                                80
     Section 10.9.Effectiveness; Survival                     80
     Section 10.10.Severability                               80
     Section 10.11.Independence of Covenants                  80
     Section 10.12.Change in Accounting Principles,
                 Fiscal Year or Tax Laws                     81
     Section 10.13.Headings Descriptive; Entire Agreement     81
     Section 10.14.Time is of the Essence                     81
     Section 10.15.Usury                                      81
     Section 10.16.Construction                               81

Exhibits:

     Exhibit A -    Form of Revolving Note
     Exhibit B-1    -    Form of Tranche A Term Note
     Exhibit B-2    -    Copies of Tranche B Term Notes
     Exhibit C -    Form of Notice of Borrowing
     Exhibit D -    Form of Notice of Continuation/Conversion
     Exhibit E -    Form of Opinion of Special Counsel
     Exhibit F -    Form of Opinion of General Counsel
     Exhibit G -    Form of Assignment and Acceptance
     Exhibit H -    Form of Borrowing Base Certificate
     Exhibit I -    Form of Subsidiary Guaranty
     Exhibit J -    Form of Contribution Agreement
     Exhibit K -    Form of Security Agreement
     Exhibit L -    Form of Notice of Request for Letter of Credit

Schedules:

     Schedule L-1   -    Loan Parties as of the Closing Date
     Schedule R-1   -    Real Property
     Schedule S-1   -    Subordinated Debt
     Schedule 2.2   -    Existing Letters of Credit
     Schedule 5.4   -    Actions Pending
     Schedule 5.6   -    Margin Stock Owned
     Schedule 5.8   -    Obligations for Borrowed Money
     Schedule 5.9   -    Conflicting Agreements
     Schedule 5.14  -    Labor Relations
     Schedule 5.16  -    Subsidiaries and Affiliates
     Schedule 7.3   -    Liens Existing Prior to the Date of this Agreement
     Schedule 7.4   -    Investments






                THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 27, 2002, is made and entered into by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Borrower"), various banks and other lending institutions and institutional investors as are, or may from time to time become, parties hereto (collectively, the "Lenders" and individually, a "Lender"), SUNTRUST BANK, as Syndication Agent (the "Syndication Agent"), HARRIS TRUST AND SAVINGS BANK and ING CAPITAL LLC, as Co-Managing Agents (collectively, the "Co-Managing Agents"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Agent for the Lenders and sole lead arranger.

                           W I T N E S S E T H:

     WHEREAS, the Borrower, Rabobank, certain of the Lenders hereto, and the Departing Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of October 23, 2001 (the "Existing Credit Agreement");

     WHEREAS, the parties desire to enter into this Third Amended and Restated Credit Agreement to make certain amendments to the Existing Credit Agreement, and to replace the Departing Lenders; and

     WHEREAS, the Borrower acknowledges and agrees that the security interests granted to the Agent pursuant to the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) shall remain outstanding and in full force and effect in accordance with the Existing Credit Agreement (except to the extent modified on the Closing
Date) and such other Loan Documents and shall continue to secure the Obligations (as defined herein); and

     WHEREAS, each of the Borrower, the Agent, and the Lenders (as defined herein) acknowledges and agrees that (a) the advances of Revolving Loans and Tranche A Term Loans (as such terms are defined herein) on the date hereof represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the 364-Day Loans and Tranche A Term Loans (each as defined in the Existing Credit Agreement) arising in connection with the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) executed in connection therewith, and the Tranche B Term Loans (as defined in the Existing Credit Agreement) will remain outstanding and constitute Tranche B Term Loans (as defined herein) hereunder; (b) the Borrower, the Agent and the Lenders intend that the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Advances (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) executed in connection therewith as amended, restated, renewed, extended, consolidated and modified hereunder, together with all other Advances (as defined herein) hereunder; (c) all Liens (as defined in the Existing Credit Agreement) evidenced by the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) executed in connection therewith are hereby ratified, confirmed and continued; (d) this Agreement is intended to restate, renew, extend, consolidate, amend and modify the Existing Credit Agreement; and (e) the Loan Documents (as defined in the Existing Credit Agreement) (other than the Existing Credit Agreement which is hereby being restated, renewed, extended, consolidated, amended or modified) shall remain extant and in full force and effect (except to the extent amended, modified or restated as of the date hereof); and

     WHEREAS, each of the Borrower, the Agent and the Lenders intend that
(a) the provisions of the Existing Credit Agreement be hereby superseded and replaced by the provisions hereof; and (b) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, the Borrower, the Agent and the Lenders do hereby agree that the Existing Credit Agreement is amended and restated in its entirety, and agree, as follows:

                                   ARTICLE 1

                                DEFINITIONS

       Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified
(to be equally applicable to both the singular and plural forms of the terms defined herein):

     "Advance" shall mean any principal amount advanced and remaining outstanding at any time by the Lenders under (a) the Revolving Commitment, or (b) the Term Loan Commitment.

     "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Additionally, for purposes of this Agreement, Young Pecan shall be considered an Affiliate of the Borrower and its Subsidiaries notwithstanding anything else to the contrary contained herein.

     "Agent" shall mean Rabobank, as agent for the Lenders hereunder and under the other Loan Documents, and each successor agent appointed in accordance with Section 9.8 of this Agreement.

     "Agreement" shall mean this Third Amended and Restated Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

     "Applicable Margin" shall mean, with respect to the Revolving Loans, the Tranche A Term Loans and the Commitment Fee, on a per annum basis, the percentage designated below under the applicable column heading and corresponding to the Senior Debt Coverage Ratio:

Senior                      Revolving and                   Commitment
Debt Coverage Ratio         Tranche A Term Loans              Fee

                         Applicable Margin    Applicable Margin
                            for                for
                         Base Rate Advances   Eurodollar Advances
Greater than or equal to   1.125%           2.250%               0.500%
3.00 to 1.00

Greater than or equal to   0.875%           2.125%                0.500%
2.50 to 1.00 but less than
3.00 to 1.00

Greater than or equal to   0.625%           1.750%                0.425%
2.00 to 1.00 but less than
2.50 to 1.00

Greater than or equal to   0.375%           1.625%                0.375%
1.50 to 1.00 but less than
2.00 to 1.00

Less than 1.50 to 1.00     0.125%           1.500%                0.325%

The Applicable Margin for the Revolving Loans, the Tranche A Term Loans and the Commitment Fee shall be determined quarterly (and the rate determined at that time shall apply until the next quarterly determination) based upon the Senior Debt Coverage Ratio, determined pursuant to the financial statements delivered to the Lenders pursuant to Section 6.1(a) or Section 6.1(b) hereof, as the case may be, with such Applicable Margin to be effective with respect to calculations based upon such financial statements as of the first day of the second fiscal quarter immediately following the fiscal quarter for which such financial statements are delivered; provided, on the Closing Date, the Applicable Margin will be based upon the Borrower's financial statements for the fiscal quarter ended June 29, 2002 as delivered to the Agent on the Closing Date. Notwithstanding the foregoing, in the event that the financial statements required to be delivered pursuant to Section 6.1(a) and Section 6.1(b), as applicable, and the related compliance certificate required to be delivered in connection therewith, are not delivered when due, then (x) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered shall be the Applicable Margin as so increased and (y) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate are actually delivered.

     "Assignment and Acceptance" shall mean an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee in accordance with the terms and conditions of this Agreement and substantially in the form of Exhibit G attached hereto.

     "Authority" shall mean any Federal, state or local governmental authority, central bank or any agency or instrumentality thereof.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. 101 et seq.) as amended, modified, succeeded or replaced from time to time.

     "Base Rate" shall mean the higher of (a) the Rabobank Base Rate, or
(b) the Federal Funds Rate plus one-half of one percent (0.50%) per annum.

     "Base Rate Advance" shall mean any Advance hereunder that bears interest based on the Base Rate.

     "Base Rate Borrowing" shall mean any Borrowing hereunder that bears interest based on the Base Rate.

     "Borrowing" shall mean the incurrence by the Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

     "Borrowing Base" shall mean, as of the end of any accounting month, an amount equal to the sum of: (a) 80% of all Eligible Receivables as of such date of determination; plus (b) 55% of Eligible Inventory (other than raw materials, corn and soybeans) as of such date of determination; plus (c) 50% of all raw materials (other than supplies) that constitute Eligible Inventory as of such date of determination; plus (d) 70% of all corn and soybeans that constitute Eligible Inventory as of such date of determination; plus (e) 60% of the value of Borrower's Broilers, valued at the lower of cost or market, less any amounts due growers for services in respect of Borrower's Broilers; plus (f) $0.50 for each of the Borrower's Breeder Chickens.

     "Borrowing Base Certificate" shall mean a certificate, duly executed by the chief financial officer, chief accounting officer or treasurer of the Borrower, appropriately completed and substantially in the form of Exhibit H hereto.

     "Breeder Chickens" shall mean chickens used primarily for breeding purposes and not held primarily for sale.

     "Broilers" shall mean those chickens the Borrower intends to process for sale.

     "Business Day" shall mean, (a) with respect to Eurodollar Borrowings, any day other than a Saturday or Sunday or a day on which commercial banks are required or permitted to be closed for domestic and international business, including dealings in Dollar deposits, in London, England, New York, New York, or Atlanta, Georgia and (b) with respect to all other Borrowings and as used in all other contexts, any day other than a Saturday or Sunday or a day on which commercial banks are required or permitted to be closed for business in Atlanta, Georgia or New York, New York.

     "Capital Asset" shall mean fixed assets, both tangible and intangible; provided that Capital Asset shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP, and shall not include any goodwill created on the balance sheet of the Borrower from the purchase of the common stock of Golden Poultry Company, Inc.

     "Capital Expenditures" shall mean amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     "Capital Expenditure Carry Forward Amount" means, to the extent positive, for any fiscal year, a carry forward amount equal to $50,000,000 less the aggregate amount of Capital Expenditures made pursuant to Section 7.11(b) in the immediately preceding fiscal year.

     "Capital Lease" shall mean any lease or rental of real or personal property which, under GAAP, is or will be required to be capitalized on the balance sheet of the Borrower or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Change of Control" shall mean the acquisition or possession by any Person (and its Affiliates), directly or indirectly, of (a) the power (i) to vote 40% or more of the common stock having ordinary voting power for the election of directors of the Borrower or (ii) to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting common stock, by contract or otherwise, or (b) 40% of the outstanding common stock of the Borrower.

     "Closing Date" shall mean the date which this Agreement is dated.

     "CoBank Loans" shall mean the advances made pursuant to (a) that certain Master Loan Agreement, dated as of August 1, 1996, between the Borrower and CoBank, ACB, as amended December 23, 1997, (b) that certain multiple Advance Term Loan Supplement dated September 1, 1997 between the Borrower and CoBank, ACB, and (c) that certain Uncommitted Revolving Credit Supplement dated December 23, 1997 between the Borrower and CoBank, ACB.

     "CoBank Note" shall mean the note issued by Young Pecan to the order of CoBank, ACB as referenced in that certain Debt Repurchase Agreement between CoBank, ACB, Borrower and Young Pecan Shelling Company, Inc. dated as of April 30, 2001.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall have the meaning set forth in Section 3.21 of this Agreement.

     "Collateral Agent" shall have the meaning set forth in the Intercreditor Agreement.

     "Collateral Documents" shall mean the Security Agreement, the Contribution Agreement and the Real Property Mortgages.

     "Commitment Fee" shall mean the fee payable by the Borrower pursuant to Section 3.9 hereof.

     "Commitments" shall mean, at any time for any Lender, such Lender's
(a) Revolving Commitment, (b) Tranche A Term Loan Commitment, and (c) Tranche B Term Loan Commitment.

     "Consolidated Assets" shall mean all assets of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Capital Assets" shall mean all Capital Assets of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Current Assets" shall mean the current assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" shall mean the current liabilities of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period, total interest expense for such period of the Borrower and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Earnings" shall mean consolidated gross revenues of the Borrower and its Subsidiaries before extraordinary items (but after giving effect to the credit resulting from any tax loss carry forwards) less all operating and non-operating expenses of the Borrower and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, or any earnings of any Person acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary; all determined in accordance with GAAP.

     "Consolidated Net Worth" shall mean the net worth of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Senior Debt" shall mean the sum of (a) Consolidated Total Debt, less (b) any amounts outstanding under any Subordinated Debt of the Borrower (to the extent included in Consolidated Total Debt), less (c) any obligations with respect to letters of credit issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, to the extent such drawing is reimbursed no later than the tenth Business Day following receipt by the Borrower or such Subsidiary of a demand for reimbursement thereunder, and less (d) any other Consolidated Total Debt subordinated to the repayment of the Borrower's obligations to the Lenders in form and substance satisfactory to the Agent.

     "Consolidated Tangible Net Worth" shall mean Consolidated Net Worth, less the Intangible Assets of the Borrower and its Subsidiaries, but including the goodwill (as reflected on the Borrower's financial statements delivered pursuant to Section 6.1 hereof from time to time but not to exceed $23,900,000) created in connection with the acquisition by the Borrower of the outstanding equity of Golden Poultry Company, Inc. in September, 1997, plus up to $20,000,000 in connection with any write-down in the book value of the SSC Securities for the period ending March 2002 and thereafter.

     "Consolidated Total Debt" shall mean (a) Total Debt of the Borrower and its Subsidiaries, plus (b) the Total Debt of any other Person (other than Young Pecan) which (i) has been guaranteed by the Borrower or any Subsidiary or (ii) is supported by a letter of credit issued for the account of the Borrower or any Subsidiary, all consolidated in accordance with GAAP.

     "Contribution Agreement" shall mean that certain Second Amended and Restated Contribution Agreement substantially in the form of Exhibit J hereto, either as originally executed or as it may be from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

     "Cumulative Preferred Certificates of Interest" shall mean those debt instruments issued by the Borrower to the public prior to 1977, and which have no maturity dates.

     "Default" shall mean any event that, with notice or lapse of time or both, would constitute an Event of Default.

     "Departing Lenders" shall mean, collectively, any Persons that, immediately prior to the Closing Date, were party to the Existing Credit Agreement as a "Lender" thereunder but are not Lenders under this Agreement, and are identified as "Departing Lenders" on the signature pages hereto.

     "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "EBITDA" shall mean for the Borrower and the Subsidiaries, for any period, an amount equal to (a) the sum for each period of (i) Consolidated Net Earnings plus (ii) to the extent subtracted in determining such Consolidated Net Earnings, (x) provisions for taxes based on income and Consolidated Interest Expense, and (y) depreciation and amortization of assets for such period, minus (b) any items of gain or plus any items of loss, which were included in determining such Consolidated Net Earnings and were (i) not realized in the ordinary course of business or (ii) the result of any sale of assets.

     "Eligible Assignee" shall mean (a) a commercial finance or asset based lending institution having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such Person, or
(b) any Lender or any Affiliate of any Lender.

     "Eligible Inventory" shall mean the gross amount of the Borrower's inventory (valued at the lower of cost or market and without adjustment for reserves for items of inventory which are accounted for on a last in first out basis) that conforms to the representations and warranties contained herein and in the Security Agreement and which at all times continue to be acceptable to the Required Lenders in the exercise of their reasonable business judgment less (a) any work-in-process, (b) supplies (other than raw materials), (c) live hogs or live chickens, (d) goods not present in the United States of America, (e) goods returned or rejected by the Borrower's customers other than goods that are undamaged and resalable in the normal course of business, (f) goods to be returned to the Borrower's suppliers, (g) goods in transit to third parties (other than the Borrower's agents or warehouses), and (h) any reserves required by the Required Lenders in their reasonable business judgment for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

     "Eligible Receivables" shall mean the gross amount of the Borrower's accounts receivable that conform to the representations and warranties contained herein and in the Security Agreement and at all times continue to be acceptable to the Required Lenders in the exercise of their reasonable business judgment, less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding), (b) the gross amount of any account receivable that: (i) arises from sales to the United States of America or to any agency, department or division thereof unless payment therefor is secured to the Lenders pursuant to compliance with the United States Assignment of Claims Act or is otherwise acceptable to the Lenders, to the extent that such receivable, when aggregated with all similar such receivables that are deemed Eligible Receivables, exceeds in the aggregate $10,000,000 in face amount; (ii) arises from foreign sales other than sales secured by letters of credit (in form and substance satisfactory to the Required Lenders) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency; (iii) remains unpaid more than ninety (90) days from invoice date; (iv) has a contra account; (v) arises from sales to any Subsidiary, or to any Affiliate; (vi) arises from bill and hold (deferred shipment) sales, or consignment sales; (vii) arises from sales to any customer which is (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (D) financially unacceptable to the Required Lenders or has a credit rating unacceptable to the Required Lenders; (viii) arises from sales to any customer if fifty percent (50%) or more of either (A) all outstanding invoices of such customer or (B) the aggregate dollar amount of all outstanding invoices of such customer are unpaid more than ninety (90) days from invoice date; (ix) is evidenced by a promissory note or other instrument, or (x) is deemed ineligible for any other reasons deemed necessary by the Required Lenders in their reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Required Lenders, and (c) an amount representing, historically, returns, discounts, claims, credits, and allowances.

     "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including, without limitation, any Hazardous Substances, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substances, petroleum, including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without
limitation, (i) the Clean Air Act (42 U.S.C.   7401 et seq.), (ii) the
Clean Water Act (33 U.S.C.   1251 et seq.), (iii) the Resource
Conservation and Recovery Act (42 U.S.C.   6901 et seq.), (iv) the Toxic
Substances Control Act (15 U.S.C.   2601 et seq.), and (v) the
Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C.
9601 et seq.)

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any trade or business (whether incorporated or unincorporated) which is a member of a group described in
Section 4 14(c) of the Code, of which the Borrower is also a member.

     "Eurodollar Advance" shall mean any Advance hereunder which bears interest based on LIBOR.

     "Eurodollar Borrowing" shall mean any Borrowing hereunder which bears interest based on LIBOR.

     "Event of Default" shall have the meaning set forth in Article 8.

     "Existing Credit Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Existing L/Cs" has the meaning specified in Section 2.2(a) hereof.

     "Facility" shall mean the credit facilities established by the Lenders under Article 2 of this Agreement.

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     "Fee Letter" shall mean the fee letter dated as of even date herewith addressed by Rabobank to the Borrower and accepted and agreed to by the Borrower.

     "Fixed Rate" shall mean 10.57% per annum.

     "Fixed Rate Advance" shall mean any Advance which bears interest at the Fixed Rate.

     "Fixed Rate Borrowing" shall mean any Borrowing which bears interest at the Fixed Rate.

     "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) EBITDA for the four fiscal quarter period then ended, to (b) the sum of (i) Consolidated Interest Expense for the four fiscal quarter period then ended, and (b) the aggregate scheduled principal amount of Indebtedness for Money Borrowed (other than the Revolving Loans) to be paid within one year after the last day of such fiscal quarter.

     "GAAP" shall mean generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants as well as statements and pronouncements of the Financial Accounting Standards Board that are applicable, in each case as such principles are supplemented and amended from time to time.

     "GC Properties" shall mean GC Properties, a general partnership formed under the laws of the State of Georgia, with the Borrower and Cotton States Insurance Companies acting as the general partners.

     "GK Finance" shall mean GK Finance Corporation, a corporation organized and existing under the laws of the State of Delaware, which is a wholly-owned Subsidiary of the Borrower.

     "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

     "Hedging Contracts" shall mean any forward contracts (whether executed through a broker or directly with the buyer or seller), futures contracts, option contracts, foreign exchange contracts, currency swap agreements, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Person designed to protect against fluctuations in either foreign exchange rates, interest rates, or commodity prices.

     "Hedging Position Report" shall mean a report, in form and substance as agreed to by the Borrower and the Agent, on the Borrower's Hedging Contracts.

     "Indebtedness" of any Person shall mean, without duplication (a) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, and such Person's pro-rata share of any obligations of a general partnership in which such Person is the general partner; (b) all rental obligations under leases required to be capitalized under GAAP; (c) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (e) obligations or other liabilities under Hedging Contracts, or similar agreements or combinations thereof which are disclosed as liabilities on the balance sheet of such Person in accordance with GAAP; provided, however, that unless and until Young Pecan is deemed a Subsidiary of the Borrower pursuant to this Agreement, clause
(a) of this definition of "Indebtedness" shall not include the Borrower's pro rata share, as a general partner of Young Pecan, of the indebtedness of Young Pecan.

     "Indemnitee" shall have the meaning set forth in Section 10.4 of this Agreement.

     "Intangible Assets" of a Person, shall mean the non-current, non-physical assets of such Person that entitle such Person to certain legal rights or competitive advantages, and shall include copyrights, trademarks, tradenames and other intellectual property, franchises, goodwill (to the extent positive), organizational costs, licenses and permits.

     "Intercreditor Agreement" shall mean that certain Second Amended and Restated Intercreditor Agreement dated as of even date herewith among the Agent and the other Secured Parties (as defined in the Security Agreement), either as originally executed or as it may be from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

     "Interest Period" shall mean, with respect to any Eurodollar Borrowing, a period of 1, 2, 3 or 6 months; provided, that (a) the first day of an Interest Period must be a Business Day, (b) an Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, (c) any Interest Period in respect of a Eurodollar Borrowing which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month, and (d) the Borrower may not elect an Interest Period which would extend beyond the Maturity Date which relates to the Commitment under which the Borrower is borrowing.

     "IntraLinks" shall mean IntraLinks, Inc. or any other digital workspace provider selected by the Agent from time to time after notice to the Borrower.

     "L/C Issuer" shall mean Rabobank and its successors and assigns hereunder as issuer of Letters of Credit for the account of the Borrower.

     "Letter of Credit" shall mean any standby Letter of Credit issued by an L/C Issuer hereunder as requested by the Borrower in accordance with the terms of Section 2.2.

     "Letter of Credit Commitment" shall mean the commitment of the L/C Issuer to issue, in accordance with the terms hereof, and to honor payment obligations under, Letters of Credit hereunder, in an aggregate amount not to exceed $25,000,000, as such amount may be reduced from time to time in accordance with the provisions hereof, and with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit based upon its respective Revolving Commitment Share.

     "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

     "Letter of Credit Fee" shall have the meaning given such term in
Section 3.9(c).

     "Letter of Credit Obligations" shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the L/C Issuer but not theretofore reimbursed.

     "Letter of Credit Participation Interest" shall mean the purchase by a Lender of a participation in Letter of Credit Obligations as provided in
Section 2.2.

     "LIBOR" shall mean, with respect to any Interest Period, for any Eurodollar Advances, the rate per annum equal to the sum of the rate obtained by dividing (a) the offered rate for deposits for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Eurodollar Advances, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period by (b) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D). If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Agent from any other interest rate reporting service of recognized standing designated in writing by the Agent to the Borrower and the other Lenders. If two or more rates appear on such Telerate page, then the rate per annum for that Interest Period shall be the arithmetic average of such rates. In any case, such rate shall be rounded, if necessary, to the next higher 1/16 of one percent if the rate is not such a multiple.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any written agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Loan Documents" shall mean and include, as the context requires, this Agreement, the Notes, the Collateral Documents, the Subsidiary Guaranty, the Intercreditor Agreement, the Fee Letter, the Letter of Credit Documents and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.

     "Loan Party" shall mean the Borrower and each wholly-owned Subsidiary of the Borrower whose Stock is pledged to the Collateral Agent pursuant to the Security Agreement (or a supplement thereto) and that has executed and delivered to the Agent the Subsidiary Guaranty (or a supplement thereto) and the Security Agreement (or a supplement thereto), together with applicable financing statements required under the Uniform Commercial Code, and such opinions of counsel and other documents as may be reasonably required by the Agent. As of the Closing Date, each Subsidiary that is a Loan Party is listed on Schedule L-1 attached hereto.

     "Loans" shall mean, collectively, the Revolving Loans and the Term
Loans.

     "Make Whole Premium" shall mean, with respect to any Tranche B Term Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make Whole Premium may in no event be less than zero. For the purposes of determining the Make Whole Premium, the following terms have the following meanings:

           "Called Principal" shall mean, with respect to any Tranche B Term Note, the principal of such Note that (a) is subject to mandatory prepayment pursuant to Section 3.1(d) or Section 3.1(e), (b) is subject to voluntary prepayment pursuant to
        Section 3.10(c), or (c) has become or is declared to be immediately due and payable pursuant to Section 8.2.

           "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.75% plus the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as PX-l of the Bloomberg Financial Markets Screen (or such other display as may replace PX-l of the Bloomberg Financial Markets Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
        (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to 8.2.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal has become or is declared to be immediately due and payable pursuant to Section 3.1(d), Section 3.1(e), Section 3.10(c), or Section 8.2.

     "Material Adverse Effect" shall mean any material adverse change in
(a) the business, results of operations, financial condition, assets or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of Borrower or the Subsidiaries to perform their obligations under this Agreement, (c) the validity or enforceability of the Loan Documents, or (d) the rights or remedies of the Lenders or the Agent under any of the Loan Documents.

     "Maturity Date" shall mean, as the context requires, any or all of (a) the Revolving Loan Maturity Date, (b) the Tranche A Term Loan Maturity Date, or (c) the Tranche B Term Loan Maturity Date.

     "Money Borrowed" shall mean, as applied to the Indebtedness of a Person,

     (a) Indebtedness for money borrowed including all revolving and term Indebtedness and all other lines of credit; or

     (b) Indebtedness (other than trade debt of such Person incurred in the ordinary course of business), whether or not in any such case the same was for money borrowed:

                   (i) represented by notes payable, and drafts accepted, that represent extensions of credit;

                   (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments; or

                   (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; or

     (c) all reimbursement obligations under any letters of credit or acceptances; or

     (d) Indebtedness that is such by virtue of subsection (c) of the definition of Indebtedness, but only to the extent that the obligations guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

     "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in Section 4001 of ERISA).

     "Net Proceeds of Stock" shall mean any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Stock, including without limitation any underwriter's discounts and commissions.

     "Note Purchase Date" shall mean the date upon which the Borrower purchases the CoBank Note.

     "Notes" shall mean, collectively, the Revolving Notes, the Tranche A Term Notes, and the Tranche B Term Notes.

     "Notice of Borrowing" shall have the meaning set forth in Section 3.6(a) of this Agreement.

     "Notice of Continuation/Conversion" shall have the meaning set forth in Section 3.6(c) of this Agreement.

     "Notice of Request for Letter of Credit" shall mean a notice in the form of Exhibit L hereto.

     "Obligations" shall have the meaning set forth in the Security Agreement, and shall include, for all purposes, without limitation, all Advances and all obligations under any Letter of Credit issued pursuant to this Agreement, together with all interest, fees and expenses in connection therewith (including, without limitation, any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued with respect to such Advances and Letters of Credit).

     "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by its Chief Executive Officer, its President, one of its Vice Presidents or its Treasurer.

     "Original Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of November 3, 2000, among the Borrower, Rabobank, as agent, and the Lenders party thereto.

     "Payment Office" shall mean with respect to any payment of principal, interest, fees or other amounts relating to any Loans, the office specified as the "Payment Office" for the Agent and each Lender on the respective signature pages of the Agent and the Lenders, or such other location as to which the Agent or any Lender shall have given written notice to the Borrower.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity whatsoever.

     "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA), which is or has been established or maintained, or to which contributions are or have been made, by the Borrower, any Subsidiary, or any ERISA Affiliate.

     "Pork Division" shall mean those operations and facilities of the Borrower utilized for the production and marketing of hogs.

     "Pro Rata Share" shall mean, with respect to each Commitment of each Lender, each Loan to be made by such Lender in respect of such Commitment, and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender with respect to such Loan, the percentage designated as such Lender's Pro Rata Share of such Commitment, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

     "Prudential Loans" shall mean the advances made to the Borrower pursuant to that certain Second Consolidated, Amended and Restated Note Agreement dated September __, 2002, with The Prudential Insurance Company of America ("Prudential") and the Gateway Recovery Trust.

     "Rabobank" shall mean Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch, and its successors.

     "Rabobank Base Rate" shall mean the per annum rate of interest designated from time to time by Rabobank to be its base rate, with any change in the rate of interest resulting from a change in the Rabobank Base Rate to be effective as of the opening of business of Rabobank on the day of such change; provided, however, that the Rabobank Base Rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers and that Rabobank may make loans at a rate of interest at, above or below the Rabobank Base Rate.

     "Real Property" shall mean those parcels of real property listed on Schedule R-1 hereto.

     "Real Property Mortgages" shall mean those deeds to secure debt, mortgages, deeds of trust and other instruments executed by any Loan Party in connection with the Original Credit Agreement, the Existing Credit Agreement or thereafter for the purpose of granting to the Lenders a lien on or other security interest in the Real Property, in each case, as from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

     "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

     "Reported Net Income" shall mean, for any period, the Net Income as reflected on the financial statements delivered pursuant to Section 6.1.

     "Required Lenders" shall mean, at any time, any Lender or group of Lenders holding at least 51% of the sum of the outstanding Loans and the unfunded Commitments under which any Lender has a continuing obligation to advance; provided that, if any Lender shall have accelerated its Notes pursuant to the proviso set forth in Section 8.2(a), "Required Lenders" for the purpose of sending a Remedies Demand (as defined in the Intercreditor Agreement) to the Collateral Agent under the Intercreditor Agreement shall also mean Lenders holding 75% of the Loans of the type accelerated (i.e., Revolving Loans, Tranche A Term Loans, or Tranche B Term Loans).

     "Restricted Payments" shall have the meaning set forth in Section 7.2.

     "Revolving Commitment" shall mean, at any time for any Lender, the amount set forth opposite such Lender's name on the signature pages hereof under the heading "Revolving Commitment", as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 3.3 of this Agreement, any assignment thereof pursuant to
Section 10.5 of this Agreement or any amendment thereof pursuant to Section
10.2 of this Agreement.

     "Revolving Commitment Share" shall mean, for any Lender, the percentage that such Lender's Revolving Commitment bears to the aggregate Revolving Commitments of all the Lenders.

     "Revolving Loan Maturity Date" shall mean November 2, 2004.

     "Revolving Loans" shall mean, collectively, the revolving credit loans made to the Borrower by the Lenders pursuant to Section 2.1(a) of this Agreement.

     "Revolving Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in substantially the form of Exhibit A attached hereto, each dated and delivered on the Closing Date, and all promissory notes issued in replacement thereof after the Closing Date.

     "Security Agreement" shall mean that certain Second Amended and Restated Security Agreement dated as of even date herewith executed by the Borrower and certain of its Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein), substantially in the form of Exhibit K attached hereto, as originally executed or as from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

     "Senior Debt Coverage Ratio" shall mean, as of any fiscal quarter end, the ratio of (a) Consolidated Senior Debt as of the end of such fiscal quarter, to (b) the sum of EBITDA for the fiscal quarter then ending and the preceding seven fiscal quarters (divided by two).

     "Senior Note Holders" shall mean the holders, from time to time, of the Senior Notes.

     "Senior Notes" shall mean (a) the notes issued pursuant to that certain Master Loan Agreement, dated as of August 1, 1996, with CoBank, ACB, as amended December 23, 1997, and that certain multiple Advance Term Loan Supplement dated September 1, 1997 with CoBank, ACB, as such notes or agreements may be modified, amended, renewed, refinanced or replaced, and
(b) the notes issued pursuant to that certain Second Consolidated, Amended and Restated Note Agreement dated September __, 2002, with The Prudential Insurance Company of America and the Gateway Recovery Trust, and as such notes or agreement may be modified, amended, renewed, refinanced or replaced.

     "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

     "SSC Securities" shall mean the $40,000,000 Series B Cumulative Redeemable Preferred Stock and the $60,000,000 Series B Capital Securities issued by Southern States Cooperative or Southern States Capital Trust, respectively, and purchased by the Borrower pursuant to the Securities Purchase Agreement between the Borrower and Southern States Cooperative dated as of October 5, 1999.

     "Stock" shall mean, as applied to any Person, any stock, share capital, partnership interests or other equity of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

      "Subordinated Capital Certificates of Interest" shall mean those debt instruments issued by the Borrower to the public under trust indentures with SunTrust Bank, Atlanta, Georgia, as "Trustee," registered with the United States Securities and Exchange Commission and having maturities of greater than one year.

     "Subordinated Debt" shall mean all Indebtedness for Money Borrowed wherein the principal and premium, if any, and interest is subordinated and junior in right of payment to the prior payment in full of all other Indebtedness of the Borrower for Money Borrowed except other Subordinated Debt, and shall include, without limitation, the Subordinated Capital Certificates of Interest, Subordinated Loan Certificates, and 5% Cumulative Preferred Certificates of Interest, issued by the Borrower, as described on, and an example of whose subordination provisions are annexed hereto, as Schedule S-1.

      "Subordinated Loan Certificates" shall mean those debt instruments issued by the Borrower to the public under trust indentures with SunTrust Bank, Atlanta, Georgia, as "Trustee," registered with the United Stated Securities and Exchange Commission and having maturities of one year or less.

     "Subsidiary", of Borrower, shall mean any corporation, partnership, joint venture, limited liability company, trust or estate or other entity in which (or of which) the Borrower, directly or indirectly, owns or controls more than 50% of (a) any shares of Stock or other form of ownership interest of such Person having general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (b) the interest in the capital or profits of such Person, provided, however, notwithstanding the foregoing, GC Properties shall not be deemed to be a "Subsidiary" of Borrower, and provided, further, notwithstanding the foregoing, Young Pecan shall not be deemed to be a "Subsidiary" of Borrower until the earlier of (x) October 31, 2002, and (y) the date of any repurchase demand on, or repurchase by, Borrower of the CoBank Note pursuant to that certain Debt Repurchase Agreement between CoBank, ACB, Borrower, and Young Pecan Shelling Company, Inc. dated as of April 30, 2001.

     "Subsidiary Guaranty" shall mean that certain Second Amended and Restated Subsidiary Guaranty dated as of even date herewith, executed by certain Subsidiaries of the Borrower in favor of the Agent, substantially in the form of Exhibit I attached hereto, as originally executed or as from time to time supplemented, amended, restated, renewed, extended or otherwise modified.

     "Substantial Part" shall mean, as used in Section 7.5, Section 7.6 and
Section 8.1(i) of this Agreement, the consolidated assets of the Borrower and all Subsidiaries which, as a whole, (a) constitute more than 10% of Consolidated Assets or (b) contributed more than 15% of Consolidated Net Earnings for any one or more of the three prior fiscal years of the Borrower.

     "Swing Line Advance" shall mean an advance made by the Swing Line Bank pursuant to Section 2.1(c), which Advance shall be for all purposes under this Agreement (except as expressly provided otherwise by Section 2.1(c)) be deemed an advance under the Revolving Commitment.

     "Swing Line Bank" shall mean Rabobank.

     "Swing Line Borrowing" shall mean a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

     "Swing Line Maturity Date" shall mean, which respect to any Swing Line Advance, the date that is five Business Days prior to the Revolving Loan Maturity Date.

     "Swing Line Participation" shall mean the participation purchased by a Lender in any Swing Line Advance pursuant to Section 3.6(b).

     "Swing Line Sublimit" shall have the meaning specified in Section
2.1(c).

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Term Loans" shall mean, collectively, the Tranche A Term Loans and the Tranche B Term Loans made to the Borrower by the Lenders pursuant to
Section 2.1(b).

     "Term Loan Commitment" shall mean, for any Lender, the sum of its Tranche A Term Loan Commitment and its Term B Term Loan Commitment from time to time.

     "Term Loan Lender" shall mean each Tranche A Term Loan Lender and each Tranche B Term Loan Lender.

     "Total Debt" shall mean, as to any Person, and include without duplication:

          (a) all Indebtedness for Money Borrowed, including, without limitation, purchase money mortgages, Capital Leases, any asset securitization programs that are not non-recourse, conditional sales contracts and similar title retention debt instruments (including any current maturities of such indebtedness), which under GAAP is shown on the balance sheet as a liability (but excluding reserves for deferred income taxes and other reserves to the extent such reserves do not constitute an obligation); and

          (b) Guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, Stock or dividends of any other Person; and

          (c) obligations under any other contract in connection with any borrowing which, in effect, is substantially equivalent to a guarantee (other than any undertaking with respect to the obligations of Young Pecan); and

          (d) obligations with respect to any redeemable preferred Stock which is required or scheduled to be redeemed within one year from the date of calculation.

Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Borrower or any Subsidiary shall be deemed to be Total Debt of the Borrower or such Subsidiary even though such obligation shall not be assumed by the Borrower or such Subsidiary.

     "Tranche A Term Loan Lender" shall have the meaning given the term in
Section 2.1(b)(i).

     "Tranche A Term Loans" shall mean, collectively, the Term Loans made to the Borrower by the Lenders pursuant to Section 2.1(b)(i).

     "Tranche A Term Loan Commitment" shall mean, for any Lender, the amount set forth opposite such Lender's name on the signature pages hereto under the heading "Tranche A Term Loan Commitment", as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 10.5 of this Agreement or any amendment thereof pursuant to Section 10.2 of this Agreement.

     "Tranche A Term Loan Maturity Date" shall mean November 1, 2005.

     "Tranche A Term Notes" shall mean, collectively, the promissory notes evidencing the Tranche A Term Loans in substantially the form of Exhibit B-1 attached hereto, each dated and delivered on the Closing Date, and all promissory notes issued in replacement thereof after the Closing Date.

     "Tranche B Term Loan Lender" shall have the meaning given the term in
Section 2.1(b)(ii).

     "Tranche B Term Loans" shall mean, collectively, the Term Loans made to the Borrower by the Lenders pursuant to Section 2.l(b)(ii).

     "Tranche B Term Loan Commitment" shall mean, for any Lender, the amount set forth opposite such Lender's name on the signature pages hereto under the heading "Tranche B Term Loan Commitment", as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 10.5 of this Agreement or any amendment thereof pursuant to Section 10.2 of this Agreement.

     "Tranche B Term Loan Maturity Date" shall mean November 1, 2005.

     "Tranche B Term Notes" shall mean, collectively, the promissory notes evidencing the Tranche B Term Loans, copies of which are attached hereto as Exhibit B-2, each dated and delivered on November 3, 2000, together with all promissory notes issued in replacement thereof.

     "Type" shall mean, with respect to a Borrowing, a Borrowing consisting of Fixed Rate Advances, Base Rate Advances or Eurodollar Advances.

     "Wholly Owned Subsidiary" shall mean any Subsidiary all of the shares of Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     "Young Pecan" shall mean Young Pecan Company, a general partnership formed under the laws of the State of South Carolina with GK Pecans, Inc. and Y Pecans, Inc., a South Carolina corporation, as general partners.

     Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to them under GAAP applied on a basis consistent with the financial statements identified in Section 5.2 and the income and expense statements, the balance sheet and the statements of income and cash flow furnished to the Agent pursuant to Section 6.1.

     Section 1.3 Use of Defined Terms. All defined terms used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

                                   ARTICLE 2

                             CREDIT FACILITIES

     Section 2.1    The Loans.

     (a) Revolving Commitment. Subject to and upon the terms and conditions herein set forth, each Lender severally establishes in favor of the Borrower from the period beginning on the Closing Date up to but excluding the Revolving Loan Maturity Date, its Revolving Commitment. Each Lender, subject to and upon the terms and conditions set forth herein, from time to time, agrees to make to the Borrower Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Commitment. Subject to the terms and conditions contained in this Agreement, the Borrower shall be entitled to borrow, repay and reborrow Revolving Loans; provided, however, that the Borrower may neither borrow nor reborrow (i) should there exist a Default or an Event of Default, or (ii) if such borrowing would cause the aggregate amount of all outstanding Letter of Credit Obligations, Swing Line Advances and Revolving Loans to exceed the lesser of the Borrowing Base or the aggregate Revolving Commitments in effect at such time. Additionally, except on the Closing Date, each Revolving Loan shall be in an aggregate amount of $1,000,000 or integral multiples of $100,000 in excess thereof.

          (b) Term Loan Commitment. Subject to and upon the terms and conditions herein set forth:

     (i) each Lender with a Tranche A Term Loan Commitment ( each a "Tranche A Term Loan Lender") severally establishes in favor of the Borrower its Tranche A Term Loan Commitment. Each Tranche A Term Loan Lender, subject to and upon the terms and conditions set forth herein, agrees to lend to the Borrower on the Closing Date a Tranche A Term Loan in an aggregate amount equal to such Term Loan Lender's Tranche A Term Loan Commitment. The Tranche A Term Loan shall be funded in a single drawing. Amounts borrowed under this Section 2.1(b)(i) and repaid may not be reborrowed, except solely to the extent the Tranche A Term Loan is refunded from time to time as a Base Rate Borrowing or a Eurodollar Borrowing; and

     (ii) each Lender with a Tranche B Term Loan Commitment (each a "Tranche B Term Loan Lender") has severally established in favor of the Borrower its Tranche B Term Loan Commitment, and, in connection with the Original Credit Agreement, has advanced to the Borrower on the Closing Date (as defined in the Original Credit Agreement) a Tranche B Term Loan in an aggregate amount equal to such Term Loan Lender's Tranche B Term Loan Commitment. The Tranche B Term Loan was funded in a single drawing under the Original Credit Agreement and shall remain outstanding under this Agreement in accordance with the terms and conditions hereof. Any portion of the Tranche B Term Loan that is repaid may not be reborrowed.

     (c) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Swing Line Maturity Date in an aggregate amount not to exceed at any time outstanding U.S. $15,000,000 (the "Swing Line Sublimit"); provided that at such time all outstanding Swing Line Advances plus all outstanding Revolving Loans, plus all outstanding Letter of Credit Obligations, , after giving effect to such Borrowing, shall not exceed the lesser of (i) the aggregate Revolving Commitments, or (ii) the Borrowing Base. Each Swing Line Advance shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Advances. Within the limits of the Swing Line Sublimit, the Borrower may borrow under this Section 2.1(c), repay pursuant to Section 3.1 and reborrow under this Section 2.1(c).

     Section 2.2    Letter of Credit Subfacility.

     (a) Issuance. From the Closing Date until the Revolving Loan Maturity Date, subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and such other terms and conditions which the L/C Issuer may reasonably require, the L/C Issuer shall issue, and the Lenders shall participate in, such Letters of Credit as the Borrower may request for its benefit or the benefit of any Subsidiary as provided herein, in a form acceptable to the L/C Issuer, for the purposes hereinafter set forth; provided that (i) the aggregate amount of Letter of Credit Obligations shall not exceed the Letter of Credit Commitment at any time, and (ii) the aggregate principal amount of the Revolving Loans, Swing Line Advances and Letter of Credit Obligations shall not exceed the lesser of the Borrowing Base or the aggregate Revolving Commitments in effect at any time. No Letter of Credit shall have an expiration date later than the earlier of the Revolving Loan Maturity Date and one year after the date of issuance thereof; provided, however, the Borrower may request issuance or renewal of a Letter of Credit to a date after the Revolving Loan Maturity Date if, at the time of such issuance or renewal, the Borrower deposits into the L/C Cash Collateral Account an amount equal to the face amount of such Letter of Credit. Each Letter of Credit shall require that all draws thereon must be presented to the L/C Bank by the expiration date therefor, regardless of whether presented prior to such date to any correspondent bank or other institution. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance date of each Letter of Credit shall be a Business Day. On the date of the initial Advance hereunder, each outstanding letter of credit issued under the Existing Credit Agreement and described on Schedule 2.2 hereof (collectively, the "Existing L/Cs") shall be deemed for all purposes, as of such date, without further action by any Person, to have been issued hereunder, and each such issuer of the Existing L/Cs shall be deemed to be an "L/C Issuer" hereunder for all purposes but solely with respect to, and until the termination, expiration or replacement of, such Existing L/Cs.

     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the L/C Issuer at least three
(3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the L/C Issuer) pursuant to a Notice of Request for Letter of Credit, accompanied by such applications and other related documents as may be required by the L/C Issuer. If (i) the Notice of Request for Letter of Credit, related application and the requested form of such Letter of Credit is acceptable to the L/C Issuer in its sole discretion, and (ii) it has not received notice of objection to such issuance from the Required Lenders, the L/C Issuer will, upon fulfillment of the applicable conditions set forth in Article 4, make such Letter of
Credit available to the Borrower.   The L/C Issuer will provide to the
Agent at least monthly, and more frequently upon request, a detailed summary report on the Letters of Credit and the activity with respect thereto, in form and substance satisfactory to the Agent. The L/C Issuer will provide copies of the Letters of Credit to the Agent and the Lenders promptly upon request.

     (c) Participation. Upon issuance of a Letter of Credit, each Lender with a Revolving Loan Commitment shall be deemed to have purchased, without recourse, a risk participation from the L/C Issuer in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Shares of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuer therefor and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each such Lender's participation in any Letter of Credit, to the extent that the L/C Issuer has not been reimbursed as required hereunder or under any such Letter of Credit, the L/C Issuer will promptly notify the applicable Lenders of the amount of any unreimbursed drawing and each such Lender shall promptly pay to the Agent for the account of the L/C Issuer in Dollars and in immediately available funds, the amount of such Lender's Pro Rata Share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the L/C Issuer if such notice is received at or before 1:00 p.m. (New York, New York time) otherwise such payment shall be made at or before 12:00 noon (New York, New York time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the L/C Issuer in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the L/C Issuer interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the L/C Issuer in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. The obligation of each Lender with a Revolving Commitment to so reimburse the L/C Issuer shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer under any Letter of Credit, together with interest as hereinafter provided. Simultaneously with the making of each such payment by a Lender to the L/C Issuer, such Lender shall, automatically and without any further action on the part of the L/C Issuer or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the L/C Issuer) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against the Borrower with respect thereto.

     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the L/C Issuer will promptly notify the Borrower, and the Borrower shall request, or be deemed to have requested, an Advance of a Revolving Loan in the amount of such drawing, the proceeds of which will be used to satisfy the related reimbursement obligations. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan comprised of Base Rate Loans (or a Eurodollar Borrowing to the extent the Borrower has complied with the procedures of Section 3.6 with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Revolving Commitment) pro rata based on their respective Revolving Commitment Shares (determined before giving effect to any termination of the Revolving Commitment) and the proceeds thereof shall be paid directly to the L/C Issuer for application to the respective Letter of Credit Obligations. Each such Lender hereby irrevocably agrees to make its Pro Rata Share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding
(i) the amount of such borrowing may not comply with the minimum amount for Advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Revolving Commitment immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the L/C Issuer such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Lender to share in such Letter of Credit Obligations ratably (based upon the respective Revolving Commitment Shares of the Lenders (determined before giving effect to any termination of the Revolving Commitment)), as set forth in paragraph (c) above. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the L/C Issuer, the Agent, the Lenders, any Subsidiary of the Borrower, or the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or its Subsidiary to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

     (e) Borrower as Actual Account Party. Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account, or to secure obligations, of any Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

     (f) International Standby Practices. The L/C Issuer may have the Letters of Credit be subject to Rules on International Standby Practices (ISP98), as adopted as of the date of issue by the International Chamber of Commerce (the "ISP"), in which case the ISP may be incorporated therein and deemed in all respects to be a part thereof.

     (g) Responsibility of L/C Issuer; Obligations Absolute. It is expressly understood and agreed that the obligations of the L/C Issuer hereunder to the Lenders are only those expressly set forth in this Agreement and that the L/C Issuer shall be entitled to assume that the conditions precedent set forth in Section 4.1 and 4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied. The obligations of the Borrower under this Agreement, any Letter of Credit Document and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Document and such other agreement or instrument under all circumstances, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Document, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related
     Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Collateral Document; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

     (h) Conflict with Letter of Credit Documents. In the event of any conflict between this Agreement and any Letter of Credit Document
(including any letter of credit application), this Agreement shall control.

                                   ARTICLE 3

                            GENERAL LOAN TERMS

     Section 3.1    Notes; Repayment of Principal.

     (a) The Borrower's obligations to pay the principal of, and interest on, the Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by Notes payable to such Lender.

     (b) All outstanding and unpaid principal amounts under the Revolving Loans and the Term Loans shall be due and payable in full on the earlier of
(i) the applicable Maturity Date or (ii) the date the Loans are accelerated in accordance with the terms and conditions of Article 8 of this Agreement.

     (c) (i) The Borrower shall make a mandatory repayment of the Tranche A Term Loans in the payment amount specified below on the applicable payment date corresponding to such payment amount, as follows:

          Payment Date                       Payment Amount

          March [23], 2004                   $5,000,000

          September [23], 2004               $5,000,000

          March [23], 2005                   $5,000,000

The Borrower shall repay the remaining unpaid balance of the Tranche A Term Loan in full on the Tranche A Term Loan Maturity Date.

          (ii) The Borrower shall repay the Tranche B Term Loans in full on the Tranche B Maturity Date.

          (iii) The Borrower shall repay all Swing Line Advances in full on the Swing Line Maturity Date.

     (d) The Borrower shall make mandatory prepayments to the Senior Note Holders and the Lenders in an amount equal to 100% of the Net Proceeds of Stock or any offering by the Borrower of Subordinated Debt (other than an offering which increases the outstandings under the Borrower's Subordinated Loan Certificates, or Subordinated Capital Certificates of Interest in existence prior to the Closing Date and described on Schedule S-1 hereto). Such prepayment shall be due immediately upon the receipt by the Borrower of such net proceeds. Any prepayment of the Tranche B Term Loans shall be accompanied by the payment of a Make Whole Premium with respect to the principal prepaid.

     (e) The Borrower shall make additional mandatory prepayments to the Senior Note Holders and the Lenders in amounts equal to (i) 100% of the net proceeds from any sale or other disposition by the Borrower of any inventory (other than sales of inventory in the ordinary course), (ii) 50% of the net proceeds of any sale or other disposition by the Borrower of any of the SSC Securities, and (iii) 100% of the net proceeds from any other sale or other disposition (other than sales of inventory in the ordinary course of business, any sale of the assets of the Pork Division and any sale or dispositions permitted by Section 7.6(d)), or series of related sales or dispositions, by the Borrower of any assets not otherwise referenced above in this Section 3.1(e), where the net proceeds exceed $3,000,000 for any such sale or $6,000,000 in the aggregate for all such sales. Each such prepayment of net proceeds shall be due immediately upon the receipt by the Borrower of such net proceeds. Any amount due to the holders of the Tranche B Term Loans hereunder shall be prorated between principal and the Make Whole Premium with respect to the principal prepaid.

     (f) Such mandatory prepayments pursuant to Section 3.1(d) and (e) above shall be distributed to the Senior Note Holders and the Lenders pro rata, based upon the principal outstanding under their respective Senior Notes and Loans. The mandatory prepayments required to the Lenders by subsections (d) and (e) above shall be applied by the Borrower as follows:
(i) in connection with net proceeds arising from the sale or other disposition of assets which are included in the Borrowing Base, to repay Revolving Loans in an amount necessary so that the aggregate amount outstanding under such Revolving Loans does not exceed the Borrowing Base, and (ii) in all other cases, first to repay the outstanding Term Loans, pro rata based on the principal outstanding under each such Term Loan, and then to the outstanding Revolving Loans. Mandatory prepayments of principal of the Term Loans required by subsections (d) and (e) and this subsection (f) shall be allocated among the Term Loan Lenders pro rata on the basis of the outstanding principal amount of Term Loans held by each.

     (g) If at any time: (i) the sum of (x) the aggregate principal amount of Revolving Loans outstanding, plus (y) the aggregate principal amount of Swing Line Advances outstanding, plus (z) the Letter of Credit Obligations outstanding, exceeds (ii) the Borrowing Base in effect at such time, then the Borrower shall immediately pay to the Agent for the respective accounts of the Lenders the amount of such excess. Such payment shall be applied to pay first, all amounts of interest and principal outstanding on the Revolving Loans. In the event the Borrower is required to pay any outstanding Eurodollar Borrowings by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall indemnify each Lender against the losses, costs and expenses described in Section 3.15 incurred by such Lender.

     (h) The Borrower shall give written notice (a "Change of Control Notice") to each Lender not less than 30, and not more than 60 days, prior to the occurrence of any event which may result in a Change of Control.
The Change of Control Notice shall identify the event, the reason why such event may result in a Change of Control and the Persons involved, and shall include such financial and other information as is available to the Borrower or which may be obtained by the Borrower with reasonable effort that would be reasonably necessary for a Lender to make an informed decision as to whether to elect to require prepayment of its Notes under this subsection (h) and shall set forth the proposed effective date for such Change of Control. Any Lender, by giving written notice to the Borrower of such election (an "Election Notice") not later than 5 Business Days prior to the effective date of such Change of Control, if the Change of Control Notice is given at least 30 days prior to such effective date, shall have the option (A) to require the Borrower to prepay all, but not less than all, of its outstanding Loans, and (B) to terminate all of its outstanding Commitments. Once given, any Election Notice may be revoked by notice given at any time up to the last date an Election Notice could have been given with respect to the Change of Control Notice. If the proposed terms of a Change of Control change substantially, or if any other event which may result in a Change of Control has occurred, the Borrower shall give each Lender a revised Change of Control Notice and each Lender shall then have another opportunity to elect to require prepayment of its Loans and termination of its Commitments under this subsection (h) by delivering to the Borrower a new Election Notice or to revoke, by written notice to the Borrower, any prior Election Notice not later than 30 days following the date such revised Change of Control Notice is given. The prepayment of an electing Lender's Loans and/or the termination of its Commitments pursuant to this subsection (h) shall occur on the later of (a) the effective date of such Change of Control or (b) 5 Business Days following the date such Lender's Election Notice if given. If the Borrower fails to give a Change of Control Notice and a Change of Control occurs, or fails to give a proper Change of Control Notice as to a Change of Control, without waiver of any right on the part of the Required Holders to accelerate the Loans pursuant to Section 8.2, any Lender may require the Borrower, on demand, to prepay all of such Lender's Loans in accordance with this subsection (h). Any prepayment of the Tranche B Term Loans pursuant to this subsection (h) shall be accompanied by the payment of a Make Whole Premium with respect to the prepaid principal.

     Section 3.3 Amount Limitations. Notwithstanding any other term of this Agreement or any other Loan Document to the contrary, at no time may:

     (a) the aggregate amount of all outstanding Letter of Credit Obligations, Swing Line Advances and Revolving Loans exceed the aggregate amount of the Revolving Commitments; or

     (b) the aggregate amount of all outstanding Letter of Credit Obligations, Swing Line Advances and Revolving Loans exceed the Borrowing Base in effect at such time. If such aggregate outstanding amount does exceed the Borrowing Base, the Borrower shall immediately repay the Revolving Loans and/or cash collateralize the Letter of Credit Obligations by an aggregate amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section
3.15 of this Agreement.

     Section 3.3    Reduction of Commitments.

     (a) Upon at least three Business Days' prior written notice to the Agent, the Borrower shall have the right, without premium or penalty, to terminate the Revolving Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the applicable Commitments of each of the Lenders, (ii) any partial termination pursuant to this Section 3.3 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof, and
(iii) no such reduction shall be permitted without payment of all costs required to be paid hereunder with respect to a prepayment.

     (b)  Any mandatory prepayment of the Revolving Loans required by
Section 3.1(f)(iii) shall be accompanied by a permanent reduction of the Revolving Commitments in the amount of such prepayment, with such reduction applying to proportionately reduce the applicable Commitments of each of the Lenders.

     (c) If the Revolving Loans, Swing Line Advances, and Letter of Credit Obligations in the aggregate outstanding at any time exceeds the amount of the Revolving Commitments as so reduced, the Borrower shall immediately repay the Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 3.15 of this Agreement.

     Section 3.4    Intentionally Omitted.

     Section 3.5 Interest Rates. Each Revolving Loan and Tranche A Term Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The Tranche B Term Loans shall all bear interest at the Fixed Rate.

     Section 3.6    Funding Notices.

     (a) Whenever the Borrower desires to make a Base Rate Borrowing or a Eurodollar Borrowing under the Revolving Commitment (other than one resulting from a continuation or conversion pursuant to Section 3.6(b)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (New York, New York time) (x) on the Business Day of the requested date of such Borrowing in the case of Base Rate Advances, and (y) two Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M. (New York, New York time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable, shall be substantially in the form of Exhibit C attached to this Agreement, and shall specify (A) the aggregate principal amount of the Borrowing, (B) the date of Borrowing (which shall be a Business Day), and
(C) whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and, in the case of Eurodollar Advances, the Interest Period to be applicable thereto.

     (b) Whenever the Borrower desires to make a Swing Line Borrowing, it shall give the Swing Line Bank notice, not later than 11:00 A.M. (New York, New York time) on the date of the proposed Swing Line Advance. Each such notice of a proposed Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date on which such Swing Line Advances to be made and (ii) amount of such Swing Line Advance. The Swing Line Bank, upon fulfillment of the applicable conditions set forth Section 4.2, will make the amount thereof available, no later than 4:00 P.M. (New York, New York time) on such Business Day, to the Borrower in same day funds by crediting the account of the Borrower set forth in the Notice of Swing Line Borrowing pursuant to which the Advance is being made. At any time the Swing Line Bank makes a Swing Line Advance, each Lender (other than the Swing Line Bank) shall be deemed, without further action by any Person, to have purchased from the Swing Line Bank an unfunded participation in any such Swing Line Advance in an amount equal to the amount of such Swing Line Advance times such Lender's Revolving Commitment Share (the "Swing Line Participation") and shall be obligated to fund such participation at such time and in the manner provided below.
Each such Lender's obligation to participate in, purchase and fund such Swing Line Participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Bank or any other Person for any reason whatsoever; (ii) the occurrence or continuance of Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Borrower hereby consents to each such sale and assignment. Each Lender agrees to fund any outstanding Swing Line Participation on (i) the Business Day of which demand therefor is made by the Swing Line Bank; provided that such demand is made not later than 1:00 P.M. (New York, New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand is made after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a Swing Line Participation, the Swing Line Bank represents and warrants to such other Lender that it is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance or Swing Line Participation, or the Loan Documents. If and to the extent that any Lender shall not have so made the amount of such Swing Line Participation available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of the request by the Swing Line Bank until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Loan made by such Lender on such Business Day for purposes of the Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

     (c) At the end of an Interest Period, if the Borrower desires to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least two Business Days' prior written notice of each such Borrowing to be continued as Eurodollar Advances. Such notice (a "Notice of Continuation/Conversion") shall be given to the Agent prior to 11:00 A.M. (New York, New York time) on the date specified. Each such Notice of Continuation/Conversion shall be irrevocable, shall be in the form of Exhibit D attached to this Agreement, and shall specify (i) the aggregate principal amount of the Advances to be continued or converted, (ii) the date of such continuation or conversion,
(iii) the specific Advances to be continued or converted, and (iv) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, the Borrower shall have failed to deliver a Notice of Continuation/Conversion (or a Notice of Continuation/Conversion was incomplete), then the Borrower shall be deemed to have elected to convert such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be continued as or converted to (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. If the Borrower has complied with the terms of this subsection
(b) then the Advances identified in the Notice of Continuation/Conversion shall be continued or converted at the applicable interest rate based on LIBOR for the relevant Interest Period.

     (d) The Borrower may at any time convert a Base Rate Borrowing under the Revolving Notes or the Tranche A Term Notes to a Eurodollar Borrowing; provided, however, that the Borrower shall give the Agent a Notice of Continuation/Conversion two Business Days prior to such a conversion. In each case such Notice of Continuation/Conversion shall specify the Interest Period selected by the Borrower for such Borrowing and the specific Advances to be converted.

     (e) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Lenders may act without liability upon the basis of telephonic notice believed by the Agent or any Lender in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's and the Lender's record of the terms of such telephonic notice.

     (f) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.6.

     (g) There shall not be at any one time more than eight (8) Eurodollar Advances with different Interest Periods outstanding under each of (i) the Revolving Commitment or (ii) the Tranche A Term Loan Commitment.

     (h) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower and the Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure to fulfill on or before, as applicable, the date specified for such Advance the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender (and the Agent in the case of Advances by the Agent pursuant to Section 2.1(c)) to fund such Advance when such Advance, as a result of such failure, is not made on such date.

     Section 3.7    Disbursement of Funds.

     (a) With respect to any Loan, no later than 1:00 P.M. (New York, New York time) on the date of each Borrowing pursuant to the Commitments (other than one resulting from a continuation or conversion pursuant to Section 3.6(b) or (c)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in respect of such Commitment in immediately available funds at the Payment Office of the Agent. The Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to the Borrower's demand deposit account maintained with the Agent or at the Borrower's option, by effecting a wire transfer of such amounts to the Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

     (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of such Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 3.15. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (c) All Fixed Rate Borrowings, Base Rate Borrowings and Eurodollar Borrowings under the Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the relevant Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment hereunder.

     Section 3.8    Interest.

     (a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (on the basis of a 360-day year) equal to the applicable rates indicated below:

          (i) For Base Rate Advances, at the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time with respect to Base Rate Advances;

          (ii) For Eurodollar Advances, at LIBOR plus the Applicable Margin in effect from time to time with respect to Eurodollar Advances during the applicable Interest Period; and

          (iii)     For advances under the Tranche B Term Notes, at the
     Fixed Rate.

     (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of any Loans and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

          (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

          (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances or advances under the Tranche B Term Notes, and all other obligations hereunder, at a rate equal to the applicable rate in effect for Base Rate Advances or the Fixed Rate, as the case may be, plus an additional two percent (2.0%) per annum;

provided that no Loan shall bear interest after maturity (whether by non-payment at scheduled due date, acceleration, notice of prepayment or otherwise) at a rate per annum less than two percent (2.0%) per annum in excess of the rate of interest applicable thereto at maturity.

          (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances and all advances under the Tranche B Term Notes shall be payable quarterly in arrears on the last calendar day of each calendar quarter in each year.
Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period.
Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

     (d) The Agent, upon determining LIBOR for any Interest Period, shall promptly notify the Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

     Section 3.9    Fees.

     (a) The Borrower shall pay to the Agent for its own account a fee separately agreed between the Borrower and the Agent and such other fees required by the Fee Letter.

     (b) The Borrower shall pay to the Agent in arrears on the last day of each fiscal quarter, for the account of and for distribution in accordance with the respective Pro Rata Share of each Lender, a Commitment Fee with respect to the Revolving Commitment, in an amount equal to (i) the difference between the Revolving Commitment in effect on the first day of the fiscal quarter and the average daily principal balance of Revolving Loans and Letters of Credit outstanding under the Revolving Commitment during the fiscal quarter, times (ii) the Applicable Margin then in effect with respect to the Commitment Fee.

     (c) The Borrower shall pay to the Agent in arrears on the last day of each fiscal quarter, for the account of and for distribution in accordance with the respective Revolving Commitment Share of each Lender, a fee (the "Letter of Credit Fee") in an amount equal to (i) the Applicable Margin in effect for Eurodollar Advances as of the last day of such fiscal quarter, multiplied by (ii) the average daily maximum amount available to be drawn under Letters of Credit during such fiscal quarter (assuming compliance at such time with all conditions to drawing).

     (d) The Borrower shall pay to the L/C Issuer for its own account (i) such fronting and negotiation fees as may be mutually agreed upon by the L/C Issuer and the Borrower from time to time, and (ii) customary charges of the L/C Issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

     Section 3.10   Voluntary Prepayments of Loans.

     (a) The Borrower may, at its option, prepay Revolving Loans or Tranche A Term Loans in whole or in part, in amounts aggregating $1,000,000 or any greater amount in integral multiples of $100,000. Those Loans may be prepaid by paying the principal amount to-be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.15 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.10(e) below.

     (b) The Borrower shall give written notice to the Agent of any intended prepayment of the Revolving Loans or Tranche A Term Loans (i) not less than one Business Day prior to any prepayment of Base Rate Advances, and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

     (c) The Borrower may, at its option, prepay Tranche B Term Loans in whole or in part, in amounts aggregating $5,000,000 (or any greater amount in integral multiples of $100,000), on any quarterly interest payment date by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment. Any such prepayment shall be accompanied by the payment of a Make Whole Premium with respect to the principal prepaid. Any prepayment of the Tranche B Term Loans shall be allocated among the Tranche B Lenders in proportion to respective outstanding principal amounts of the Tranche B Loans held by them. All voluntary prepayments of Tranche B Term Loans shall be applied first to the payment of unpaid interest and other charges or fees, then to the Make Whole Premium and then to the unpaid principal.

     (d) The Borrower shall give written notice to the Agent of any intended prepayment of the Tranche B Term Loans not less than thirty nor more than sixty Business Days prior to any prepayment, including the Borrower's estimate of the Make Whole Premium due in respect of such prepayment. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (d), the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

     (e)  The Borrower, when providing notice of prepayment pursuant to
Section 3.10(b) shall designate the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. All voluntary prepayments shall be applied to the payment of any unpaid interest and other charges or fees before application to principal.

     (f) Notwithstanding any other provision of this Agreement, if, during any period after the termination under Section 8.2(a)(i) of the Lenders' obligations to the Borrower to extend Loans but prior to the acceleration under Section 8.2(a)(ii) of the maturity of the Borrower's obligations under the Notes, the Lenders receive from the Borrower any amount for application to the Revolving Notes, such amount shall be deemed a payment by the Borrower to the Senior Noteholders and the Lenders pro rata, based upon the principal outstanding under the Senior Notes and the Loans, and the Lenders receiving such payments shall pay over to the Senior Noteholders and the other Lenders their pro rata share of such amount within five Business Days of receipt.

     Section 3.11   Payments, etc.

     (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Loan Documents shall be made without defense, set-off or counterclaim to the Agent, not later than 1:00 P.M. (New York, New York time) on the date when due and shall be made in Dollars in immediately available funds at the Agent's Payment Office.

     (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Loan Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, the Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Loan Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Agreement), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

          (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Agent a new Form W-8BEN or Form W-8ECI or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrower, shall so inform the Borrower in writing.

     (c) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall, except as set forth in the definition of Interest Period, be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     (d) On Revolving Loans and Tranche A Term Loans, all computations of interest and fees (including the Commitment Fee and the Letter of Credit
Fee) shall be made on the basis of a year of 360 days for the actual number of days; on all Tranche B Term Loans, all computations of interest and fees shall be made on the basis of a year of 360 days consisting of twelve 30 day months. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

     (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

     Section 3.12 Interest Rate Not Ascertainable, etc. In the event that the Agent, in the case of LIBOR, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR then, and in any such event, the Agent shall forthwith give notice to the Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances, as the case may be, shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

     Section 3.13   Illegality.

     (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

     (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above, (i) the Borrower's right to request and such Lender's obligation to make Eurodollar Advances as the case may be, shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as the case may be, as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if any affected Eurodollar Advances are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.13(b).

     Section 3.14   Increased Costs.

     (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (i) any Lender (or its applicable lending office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advance or its obligation to make Eurodollar Advances or its agreeing to issue, maintain or participate in Letters of Credit, or the basis of taxation of payments to any Lender of the principal of or interest or fees on its Eurodollar Advances or Letters of Credit or its obligation to make Eurodollar Advances or issue, maintain or participate in Letters of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is located); or

          (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances or issue, maintain or participate in Letters of Credit shall be imposed on any Lender or its applicable lending office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable LIBOR for Eurodollar Advances) or its agreeing to issue, maintain or participate in Letters of Credit, or there shall be a reduction in the amount received or receivable by such Lender or its applicable lending office, then the Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.11(b)), upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

     (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.14(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the LIBOR, as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances then, and in any such event:

          (i) the Agent shall forthwith give notice to the Borrower and to the other Lenders of such advice;

          (ii) the Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

          (iii) such Lender shall make a Loan as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

     Section 3.15 Funding Losses. The Borrower shall compensate each Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (a) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to the Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) if any repayment (including mandatory prepayments and any conversions) of any Eurodollar Advances to the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (c), if, for any reason, the Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

     Section 3.16 Assumptions Concerning Funding of Eurodollar Advances. Calculation of all amounts payable to a Lender under this Article 3 shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit (including without limitation through the London interbank market, the secondary certificates of deposit market and bankers acceptances) and the foregoing assumption shall be used only for calculation of amounts payable under this Article 3.

     Section 3.17 Apportionment of Payments. Aggregate principal and interest payments in respect of Loans and payments in respect of the Commitment Fee and the Letter of Credit Fee shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof, or in the case of the Tranche B Term Lenders, as set forth in Annex 1, or such other address as any Lender may request its share of all such payments received by the Agent.

     Section 3.18   Sharing of Payments, etc.  Subject to the provisions of
Section 3.17, if any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, but excluding any amounts paid to any Lender pursuant to the provisions of
Section 3.15 or Section 3.19) of any amount due under the Notes or under this Agreement (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) other than through a distribution by the Agent or the Collateral Agent under the Intercreditor Agreement or the Security Agreement, such Lender shall forthwith deliver such funds to the Agent for distribution ratably to the Lenders in accordance with the terms of this Agreement; provided that if all or any portion of such excess payment or reduction is thereafter recovered from such Lender or additional costs are incurred, the funds shall be returned to such Lender by the Lenders to the extent of such recovery or such additional costs, but without interest unless such Lender obligated to return such funds is required to pay interest on such funds.

     Section 3.19 Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within 10 Business Days after written notice and demand by such Lender (with copies thereof to the Agent), the Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.19 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to the Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

     Section 3.20 Use of Proceeds. The Borrower shall use the proceeds of all Loans only (a) to refinance Indebtedness outstanding under existing revolving credit and lines of credit facilities, (b) to fund capital expenditures and working capital needs, and (c) for other general corporate purposes not prohibited hereunder; provided, however, on the Closing Date, the proceeds of the Revolving Loans shall be used to refinance all 364-Day Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement and the proceeds of the Tranche A Term Loan shall be used to refinance the Tranche A Term Loan outstanding under the Existing Credit Agreement.

     Section 3.21 Collateral. The repayment of all amounts due from time to time from the Borrower or any Subsidiary to the Agent or any of the Lenders under this Agreement shall be secured by (a) the collateral granted to the Collateral Agent under the Security Agreement, and (b) the collateral granted to the Collateral Agent pursuant to the Real Property Mortgages (all of the foregoing is collectively referred to as the "Collateral").

                                   ARTICLE 4

               CONDITIONS TO CLOSING AND EXTENSIONS OF LOANS

     Section 4.1 Conditions Precedent to Initial Loans and Letters of Credit. At the time of making of the initial Loans and issuance of the Letters of Credit, if any, hereunder on the Closing Date, the following conditions shall have been satisfied in a manner satisfactory to the Agent and the Lenders:

     (a) Opinion of the Borrower's Counsel. The Borrower shall have delivered to the Lenders, at the Borrower's expense, a favorable written opinion from (i) Alston & Bird LLP, special counsel for the Borrower and the Loan Parties, dated as of and delivered on the date of execution of this Agreement, satisfactory to the Agent and substantially in the form of Exhibit E attached hereto, and (ii) J. David Dyson, Esq., General Counsel, Vice President, and Secretary of the Borrower, dated as of and delivered on the date of execution of this Agreement, satisfactory to the Agent and substantially in the form of Exhibit F attached hereto;

     (b) No Defaults. The Borrower shall be in full compliance with all the terms and conditions of this Agreement, and no Default or Event of Default shall have occurred, and the Borrower shall have delivered to the Lenders a certificate from an authorized officer of the Borrower certifying such matters as the Lenders shall reasonably request;

     (c) Accuracy of Representations and Warranties. The representations and warranties set forth herein shall be true and correct, and the Borrower shall have delivered to the Lenders a certificate from an authorized officer of the Borrower certifying such matters related to the representations and warranties as the Lenders shall reasonably request;

     (d) Corporate Action and Authority; Incumbency Certificate. The Borrower and each Subsidiary that is a Loan Party shall have delivered to the Lenders (i) a copy of its organizational papers, certified as true and correct by the Secretary of State of the state of its incorporation, (ii) certificates from the Secretaries of State of those states in which it is legally required to qualify to transact business as a foreign corporation, certifying its good standing as a corporation in such states, and (iii) a copy of its bylaws and the resolutions passed by its Board of Directors authorizing its execution and delivery of and the performance of the obligations under the Loan Documents to which it is a party, each certified by its Secretary or Assistant Secretary, on behalf of and under its seal, to be true and correct. The Borrower and each Subsidiary that is a Loan Party shall have delivered to the Lenders a certificate, dated as of and delivered on the date of the execution of this Agreement and signed on behalf of and under its seal by its Secretary or Assistant Secretary, certifying the names of its officers authorized to execute and deliver the Loan Documents on its behalf and, as to the Borrower, to request Borrowings under this Agreement, together with the original, not photocopied, signatures of such officers;

     (e) Delivery of Agreement. The Borrower shall have executed and delivered to the Lenders this Agreement;

     (f) Delivery of Borrowing Base Certificate. The Borrower shall have executed and delivered to the Lenders a Borrowing Base Certificate, dated as of the Closing Date;

     (g) Delivery of Subsidiary Guaranty. Each Subsidiary of the Borrower that is a Loan Party shall have executed and delivered to the Lenders the Subsidiary Guaranty, dated as of the Closing Date;

     (h) Delivery of Contribution Agreement. The Borrower and each Subsidiary that is a Loan Party shall have executed and delivered to the Lenders the Contribution Agreement;

     (i) Insurance Summary. The Borrower shall have delivered to the Agent a certificate of insurance in a form satisfactory to the Lenders which provides a listing of all the Borrower's insurance policies and the amount of coverage provided thereby;

     (j) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all Loan Documents and other documents incident thereto shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Lenders may reasonably request;

     (k) Agent's Fees. The Agent shall have received the fees required to be paid on the Closing Date pursuant to the Fee Letter;

     (l) Collateral Documents. The Borrower and each Subsidiary that is a Loan Party, as appropriate, shall have executed and delivered to the Agent the Collateral Documents and such financing statements or other instruments as may be, in the sole judgment of the Agent, necessary to perfect the security interest of the Lenders in the collateral described therein;

     (m) Intercreditor Agreement. The Borrower and all Secured Parties (as defined in the Security Agreement) under the Security Agreement shall have executed and delivered the Intercreditor Agreement, in form and substance satisfactory to the Lenders;

     (n) Mortgagee's Insurance, Mortgage Modifications, Etc. Upon request of the Agent, the Borrower shall have delivered to the Agent a "date-down certificate" for each ALTA mortgagee's Policy of Title Insurance previously delivered in favor of the Agent in connection with the Real Property Mortgages delivered pursuant to the Original Credit Agreement, together with a modification agreement for each such Real Property Mortgage, if requested by the Agent, in each case in form and substance acceptable to the Agent;

     (o) Senior Notes. The Borrower shall have delivered to the Agent amendments to the documents governing the Senior Notes, in form and substance acceptable to the Agent; and

     (p) Other Matters. The Borrower shall have delivered to the Agent such other certificates, reports, agreements, documents or other materials as the Lenders shall reasonably request.

     Section 4.2 Conditions to all Loans and Letters of Credit. At the time of the making of all Loans and issuance of all Letters of Credit (before as well as after giving effect to such Loans and Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

     (a)  there shall exist no Default or Event of Default;

     (b) all representations and warranties by the Borrower contained herein shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of such Loans or issuance of such Letter of Credit;

     (c) since the date of the most recent financial statements described in Section 6.1, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

     (d) the Loans to be made and the use of proceeds thereof, or the Letters of Credit to be issued, shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the Borrower; and

     (e) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

     Each request for a Borrowing and the acceptance by the Borrower of the proceeds thereof and each Notice of Request for a Letter of Credit shall constitute a representation and warranty by the Borrower, as of the date of the Loans comprising such Borrowing, or the date of the issuance of Letter of Credit subject to such request, that the applicable conditions specified in Sections 4.1 and 4.2 have been satisfied.

                                   ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES

     The Borrower represents, warrants and covenants to the Agent, L/C Issuer and Lenders that:

     Section 5.1 Organization and Qualification. The Borrower is an agricultural membership cooperative duly incorporated and existing in good standing under the Cooperative Marketing Act of the State of Georgia, each Subsidiary is duly incorporated and existing in good standing under the law of the jurisdiction in which it is incorporated, the Borrower and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted, and the Borrower and each of its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of its business conducted or property owned by it legally requires such qualification, except to the extent failure to so qualify could not result in a Material Adverse Effect on the Borrower and the Subsidiaries.

     Section 5.2 Financial Statements. The Borrower has furnished the Lenders with audited consolidated balance sheets of the Borrower and its Subsidiaries as at June 29, 2002, and audited consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such year. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with GAAP consistently followed throughout the period involved and show all liabilities, direct and contingent, of the Borrower and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Borrower and its Subsidiaries as at the dates thereof, and the statements of income and cash flow fairly present the results of the operations of the Borrower and its Subsidiaries for the periods indicated. There has been no Material Adverse Effect to the business, condition or operations (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole since June 29, 2002.

     Section 5.3 Taxes. The Borrower has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Borrower, are required to be filed, and each has paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, there is no audit of any federal, state or other income tax returns of the Borrower and its Subsidiaries being conducted or pending.

     Section 5.4 Actions Pending. Except as specified in Schedule 5.4, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower after due inquiry, threatened against the Borrower or any of its Subsidiaries or any properties or rights of the Borrower or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body, which might result in a Material Adverse Effect.

     Section 5.5 Title to Properties. The Borrower has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at June 29, 2002 hereinabove described (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 7.3. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might have a Material Adverse Effect on the operation of such properties and assets.
All such leases are valid and subsisting and in full force and effect.

     Section 5.6 Regulation U, Etc. Except as disclosed on Schedule 5.6 attached hereto, neither the Borrower nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). Each Borrowing will be used solely for the purposes specified in Section 3.20 of this Agreement. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the Notes to violate Regulations T, U, or X or (to the best knowledge of the Borrower) any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

     Section 5.7 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Borrower to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower or any of its Subsidiaries which is or would be materially adverse to the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Borrower and its Subsidiaries taken as a whole. The Borrower has delivered to the Lenders a list of all employee benefit plans established or maintained by the Borrower and each Subsidiary, or as to which the Borrower or any Subsidiary is a party in interest or a disqualified person. The execution and delivery of this Agreement and the Borrowings hereunder will not involve any prohibited transaction within the meaning of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code or a violation of section 406 or section 407 of ERISA.

     Section 5.8 Outstanding Indebtedness. There exists no default under the provisions of any instrument evidencing Indebtedness of the Borrower or any Subsidiary or of any other agreement relating thereto. All outstanding Indebtedness of the Borrower and each Subsidiary for Money Borrowed is set forth on Schedule 5.8 attached hereto.

     Section 5.9 Conflicting Agreements or Other Matters. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default of any agreement to which it is a party which could have a Material Adverse Effect. Neither the execution or delivery of this Agreement or the other Loan Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to, the charter or bylaws of the Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower or any of its Subsidiaries is subject. Neither the Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Borrower or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Borrower of the type to be evidenced by the Notes, except as set forth in the agreements listed on Schedule 5.9 attached hereto. Except where failure or non-compliance would not have a Material Adverse Effect, each of the Borrower and its Subsidiaries has obtained all permits, licenses and other authorizations which are required under, and is in compliance with, federal, state and local laws and regulations relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. Each of the Borrower and its Subsidiaries is in material compliance with all laws and regulations relating to equal employment opportunity and employee health and safety in all jurisdictions in which the Borrower and each Subsidiary is presently doing business.

     Section 5.10 Possession of Franchises, Licenses, Etc. The Borrower and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental entities or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective business, properties and assets, and neither the Borrower nor any of its Subsidiaries is in violation of any thereof in any material respect. Neither the Borrower nor any Subsidiary has infringed upon or otherwise violated any trademark, patent, license or other intellectual property agreement where such infringement could have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

     Section 5.11 Governmental Consent. Neither the nature of the Borrower or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement and the other Loan Documents or fulfillment of or compliance with the terms and provisions hereof or thereof.

     Section 5.12 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Lenders or the Agent by or on behalf of the Borrower in connection herewith (when considered together with all reports and other documents filed by the Borrower with the Securities and Exchange Commission) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which would have a Material Adverse Effect or in the future may (so far as the Borrower can now foresee) have a Material Adverse Effect which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Lenders or the Agent by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

     Section 5.13 Foreign Assets Control Regulations. Neither the borrowing by the Borrower hereunder nor its use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Cuban Assets Control Regulations or the Iranian Assets Control Regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V) or any similar law or regulation.

     Section 5.14 Labor Relations. Except as set forth on Schedule 5.14 attached hereto, neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or delays or any asserted pending demands for collective bargaining by any union or organization. Additionally, the hours worked and payment made to employees of the Borrower and its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower and its Subsidiaries, or for which any claim may be made against the Borrower and its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and its Subsidiaries in all instances where the failure to pay or accrue such liabilities would reasonably be expected to have a Material Adverse Effect.

     Section 5.15 Authorization and Enforceability of Agreement. The Borrower has the right and power, and has taken all necessary steps to authorize it, to borrow hereunder and to execute, deliver and perform this Agreement, the Notes, and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, and the Notes, and all other Loan Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the enforceability of the Notes and other Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

     Section 5.16   SubsidiariesError! Bookmark not defined..  Schedule
5.16 attached hereto correctly sets forth the name of each Subsidiary of the Borrower and the jurisdiction of its organization. All the outstanding shares of Stock or other ownership rights of each such Subsidiary have been validly issued and are fully paid and non-assessable and all such outstanding shares or other ownership rights, except as noted on such Schedule, are owned by the Borrower or an Affiliate free of any Lien or claim.

     Section 5.17 Insurance Coverage. All property of the Borrower and its Subsidiaries is insured for the benefit of the Borrower or such Subsidiary in amounts and against risks customary for Persons operating businesses similar to those of the Borrower or its Subsidiaries in the localities where such properties are located.

     Section 5.18   Investments.  Except for Investments permitted by
Section 7.4 of this Agreement, the Borrower has no other Investments.

     Section 5.19 Intercompany Loans; Dividends. There are no restrictions on the power of any Subsidiary to repay any intercompany loan or to pay dividends on its Stock.

                                   ARTICLE 6

                           AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as it may borrow under this Agreement or so long as any Loan or Letter of Credit or other Indebtedness remains outstanding to the Agent, the L/C Issuer or the Lenders that:

     Section 6.1 Financial Statements. The Borrower shall deliver to the Agent and each Lender (and, with respect to clauses (a), (b), (c), and (d) of this Section 6.1, such delivery may be made by the Borrower posting such information directly via IntraLinks):

     (a) (i) As soon as practicable and in any event within 45 days after the end of each of the first eleven months of each fiscal year, (x) unaudited consolidated and consolidating and business segment statements of sales and margins of the Borrower and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month and (y) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month, setting forth, with respect to such consolidated statements of sales and margins and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year; and, (ii) as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (x) unaudited consolidated and consolidating statements of operations and cash flow of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter and (y) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, setting forth, with respect to such consolidated statements of operations and cash flow and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year all in reasonable detail and certified by the chief financial officer or Treasurer of the Borrower as having been prepared in accordance with GAAP;

     (b) As soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidating and consolidated and business segment statements of operations and cash flow of the Borrower and its Subsidiaries for such year, and a consolidating and consolidated and business segment balance sheet of the Borrower and its Subsidiaries as at the end of such year, setting forth, with respect to such consolidated statements of operations and cash flow and such consolidated balance sheet, in comparative form, corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Agent, and, in the case of such consolidated financial statements, certified to the Borrower by independent public accounts of recognized national standing selected by the Borrower (and acceptable to the Agent), whose certificate shall be in scope and substance satisfactory to the Agent, and, as to the consolidating statements, certified by the chief financial officer of the Borrower. In addition to any other information requested by the Agent pursuant to the preceding sentence, together with each delivery of financial statements required by Section 6.1 above, the Borrower will deliver to the Lenders a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

     (c) Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Borrower shall send to its patrons or registered debt certificate holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (d) Promptly (i) after notice thereof being delivered to the Borrower or any Subsidiary, notice of the commencement of any audit of any federal, state or other income tax return of the Borrower or any Subsidiary, and
(ii) upon receipt thereof, a copy of each other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary; and

     (e) With reasonable promptness, such other financial data as any Lender may reasonably request in writing.

Together with the delivery of financial statements at the end of each fiscal quarter as required by Section 6.1, the Borrower will deliver to each Lender an Officer's Certificate (i) demonstrating (with computations in reasonable detail) compliance by the Borrower and its Subsidiaries as at the end of the quarterly period or fiscal year to which such financial statement relates with the provisions of Section 7.1 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) specifying the details of insurance as required pursuant to Section 6.3. The Borrower also covenants that forthwith upon the chief executive officer, principal financial officer, or principal accounting officer of the Borrower obtaining actual knowledge of any Event of Default or Default, it will deliver to each Lender an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto. Each Lender is hereby authorized to deliver a copy of any financial statement delivered to it pursuant to this
Section 6.1 to any regulatory body having jurisdiction over such Lender and to which such financial statement is required to be delivered.

     Section 6.2 Inspection of Property. The Borrower shall permit any Person designated in writing by the Agent, the L/C Issuer or any Lender, at the Agent's, the L/C Issuer's or such Lender's expense if no Default or Event of Default shall then exist, otherwise at the Borrower's expense, to visit and inspect any of the properties of the Borrower and any of its Subsidiaries, to examine the corporate books and financial records of the Borrower and its Subsidiaries and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Borrower and its independent public accountants, all at such reasonable times and as often as the Agent, the L/C issuer or any Lender may reasonably request.

     Section 6.3 InsuranceError! Bookmark not defined.. The Borrower and each Subsidiary will at all times maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and, together with each delivery of financial statements under Section 6.1(b), it will deliver to each Lender an Officer's Certificate specifying the details of such insurance then in effect.

     Section 6.4 Conduct of Business. The Borrower will and will cause each Subsidiary to remain substantially in the respective area or field of business in which the Borrower and each Subsidiary is engaged as of the date of this Agreement except that the Borrower and its Subsidiaries may
(a) enter other fields or areas of business or (b) may exit existing fields or areas of business, to the extent that such fields or areas do not exceed ten percent (10%) of the Borrower's Shareholders' Equity.

     Section 6.5 Corporate Existence; Maintenance of Properties. The Borrower shall (a) do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or other form of existence as the case may be, rights and franchises of the Borrower and its Subsidiaries; provided, however, that after the Closing Date, GK Peanuts, Inc., a Georgia corporation and a Subsidiary of the Borrower, may be dissolved or administratively dissolved, as the case may be, (b) will cause its properties and the properties of its Subsidiaries used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, placements, betterments and improvements thereto, all as in the judgment of the Borrower may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times, (c) will maintain possession and ownership, all franchises, certificates, licenses, permits and other authorizations from governmental entities or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary in any material respect to the ownership, maintenance and operation of its business, properties, and assets, and (d) will and will cause each of its Subsidiaries to qualify, and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by the Borrower, or such Subsidiary, as the case may be, may legally require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

     Section 6.6 Environmental Laws. The Borrower and its Subsidiaries shall:

     (a) Comply in all material respects with and use best efforts to ensure compliance by all tenants and subtenants with all applicable Environmental Laws, and shall obtain and comply with, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder.

     (b) Promptly report to each Lender (i) the introduction of any Hazardous Substances onto any facility owned or operated by the Borrower or a Subsidiary thereof except for the use or storage thereof in the ordinary course of business in compliance with all Environmental Laws, and (ii) the initiation of any regulatory action against the Borrower or any Subsidiary thereof or in connection with any such facility relating to any release of Hazardous Substances which regulatory action the Borrower determines is likely to have a Material Adverse Effect on either the Borrower's or a Subsidiary's financial condition.

     (c) Defend, indemnify, and hold harmless the Lenders, their employees, agents, and officers from and against any and all penalties, fines, liabilities, damages, costs, or expenses of whatever kind or nature asserted against any Lender, except to the extent that such claims, demands, penalties, fines, liabilities, damages, costs or expenses result from the gross negligence or willful misconduct of such Lender or any of its employees, agents or officers, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Substances on any property at any time owned or occupied by the Borrower or the Subsidiaries; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substances; (iii) any lawsuit brought or threatened, reasonable settlement reached, or government order relating to such Hazardous Substances, and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way related to such Hazardous Substances, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

     Section 6.7 Taxes. The Borrower shall and shall cause each of its Subsidiaries to pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits or properties, provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or cause to be paid or discharged any such tax assessment, or charge whose amount or validity is being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained and, provided further, that the Borrower shall, and shall cause each of its Subsidiaries to, pay all such taxes, assessments and charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

     Section 6.8 Keeping of Books; Fiscal Year. The Borrower will keep, and cause each of its Subsidiaries to keep, in accordance with GAAP, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and each Subsidiary. Additionally, the Borrower will, and will cause each of its Subsidiaries to, keep the same fiscal year end as the one evidenced in the financial statements delivered under Section 5.2.

     Section 6.9 Compliance with Laws and Other Agreements. The Borrower shall, and shall cause each Subsidiary to, conduct its business operations and obtain all necessary permits and licenses in substantial compliance with (a) all applicable federal, state and local laws, rules and regulations, and (b) all agreements, indentures and mortgages to which it is a party or by which it or any of its properties is bound, unless the Borrower's or a Subsidiary's failure to so comply would not have a Material Adverse Effect on the Borrower or any Subsidiary.

     Section 6.10 Notice of Default. The Borrower shall notify each Lender of the occurrence of any Default, Event of Default and of any default under any material agreement, which shall be defined for the purposes of this Section 6.10 as any agreement related to Indebtedness in excess of $500,000, or obligation with any other Person, to which it or a Subsidiary is a party or by which it or a Subsidiary or any of its or a Subsidiary's properties are bound, said notices to be given immediately upon the Borrower's obtaining actual knowledge thereof; provided, however, the failure of the Borrower to give such notice shall not affect the right and power of the Lenders to exercise any or all of the remedies on default specified herein.

     Section 6.11 Notice of Litigation. The Borrower shall notify each Lender of any action, suit or proceeding instituted by any Person against it or a Subsidiary (a) where the uninsured claim for money damages is in excess of $1,000,000 or (b) which would cause the aggregate of uninsured claims for money damages in all actions, suits or proceedings against it or a Subsidiary arising out of one set of related facts or circumstances to exceed $2,000,000 or (c) which otherwise might have a Material Adverse Effect on its or any Subsidiary's assets or business operations, said notice to be given within 10 calendar days of the first notice to the Borrower or any Subsidiary of the institution of such action, suit or proceeding and to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

     Section 6.12 ERISA. Promptly (and in any event within 30 days) after the Borrower or any of its Subsidiaries knows or has reason to know that a Reportable Event with respect to any Plan has occurred, that any Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, or that the Borrower or any of its Subsidiaries will or may incur any material liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, the Borrower will deliver to each Lender a certificate of the chief financial officer of the Borrower setting forth information as to such occurrence and what action, if any, the Borrower is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are required to be filed with or by the Borrower, the PBGC or the plan administrator of any such Plan, as the case may be. The Borrower shall furnish, at the request of any Lender, so long as such Lender shall hold any Note, a copy of each annual report (Form 5500 Series) of any Plan received or prepared by the Borrower or any of its Subsidiaries. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 10 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by the Borrower or any of its Subsidiaries, as the case may be.

     Section 6.13 Use of Proceeds. The Borrower shall use the proceeds of all Loans only in the manner set forth in Section 3.20 of this Agreement.

     Section 6.14 Borrowing Base Certificate/Hedging Position Reports. On the twenty-first Business Day of each accounting month, the Borrower shall deliver to each Lender a Borrowing Base Certificate dated as of the last Business Day of the prior accounting month. Upon the request of the Agent, the Borrower shall prepare and deliver a Borrowing Base Certificate at such other intervals as the Agent shall specify. With each delivery of a Borrowing Base Certificate on the twenty-first Business Day of each accounting month, the Borrower shall also deliver to each Lender a Hedging Position Report.

                                   ARTICLE 7

                            NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as it may borrow under this Agreement or so long as any Loan or Letter of Credit or other Indebtedness remains outstanding to the Agent, the L/C Issuer or the
Lenders:

     Section 7.1    Financial Covenants.

     (a) Minimum Consolidated Tangible Net Worth. The Borrower's Consolidated Tangible Net Worth (less any gain or loss as a result of accumulated other comprehensive income, as defined by GAAP) shall as of September 28, 2002, and at all times thereafter, be at least $255,000,000, plus the sum of (i) 50% of the Reported Net Income of the Borrower and its Consolidated Subsidiaries (to the extent positive) for the fiscal quarter ending September 30, 2002, and each fiscal quarter thereafter on a cumulative basis (taken as one accounting period), but excluding from such calculations of Reported Net Income for purposes of this clause (i) any fiscal quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Stock received during any period after June 29, 2002.

     (b) Current Ratio. The Borrower shall not permit at any time the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.10 to 1.00 calculated on a quarterly basis.

     (c) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite the relevant fiscal quarter in the following table:

          Fiscal Quarter                     Ratio

          First Quarter 2003 and             1.50 to 1.00
          Second Quarter 2003
          Third Quarter 2003 and             1.25 to 1.00
          Fourth Quarter 2003
          First Quarter 2004 and             1.50 to 1.00
          Second Quarter 2004
          Third Quarter 2004, and thereafter 1.75 to 1.00

     (d) Senior Debt Coverage Ratio. The Borrower shall not permit the Senior Debt Coverage Ratio to be greater than the ratio set forth opposite the relevant fiscal quarter in the following table:

          Fiscal Quarter                          Ratio

          First Quarter 2003 through              3.25 to 1.00
          Fourth Quarter 2003
          First Quarter 2004 through              3.50 to 1.00
          and including Fourth Quarter 2004
          First Quarter 2005, and thereafter      3.25 to 1.00

     Section 7.2 Limitation on Restricted Payments. The Borrower will not pay or declare any dividend or make any other distribution on or on account of any class of its Stock or other equity or make cash distributions of equity (including cash patronage refunds), or make interest payments on equity, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Stock or other equity, or redeem, purchase or otherwise acquire, directly or indirectly, any Subordinated Debt, including, but not limited to, its Subordinated Capital Certificates of Interest, Subordinated Loan Certificates and Cumulative Preferred Capital Certificates of Interest (except required redemptions as provided in the indentures pursuant to which such Subordinated Debt was issued), or permit any Subsidiary to do any of the above (all of the foregoing being herein called "Restricted Payments") except that the Borrower may make (a) cash patronage refunds in fiscal year 2002 and thereafter in an amount, for each fiscal year, not to exceed 10% of the member earnings for such fiscal year, and (b) present value cashing retirement and death payments (net of any amount the Borrower receives as insurance proceeds) in an aggregate amount not to exceed $5,000,000 in any fiscal year; provided that the Borrower shall not make any Restricted Payments upon the occurrence and during the continuance of a Default or Event of Default. So long as there is no Default or Event of Default occurring or continuing, there shall not be included in the definition of Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Borrower or (y) exchanges of Stock of one or more classes of the Borrower, except to the extent that cash or other value is involved in such exchange. Moreover, nothing in this
Section 7.2 shall prevent any Subsidiary from making any Restricted Payments to the Borrower or to any other Loan Party that directly owns Stock of such Subsidiary. The term "equity" as used in this Section 7.2 shall include the Borrower's common stock, preferred stock, if any, other equity certificates, and notified equity accounts of patrons.

     Section 7.3 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets whether now owned or hereafter acquired, except:

     (a) Liens existing prior to the date of this Agreement, as set forth on Schedule 7.3 attached hereto;

     (b) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

     (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

     (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (e) Liens securing purchase money debt, provided that (i) the Lien in each instance does not extend beyond the assets acquired with the purchase money debt, and (ii) the aggregate of such debt so secured does not exceed five percent (5%) of Consolidated Net Worth;

     (f) Liens consisting of encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; and

     (g) Liens securing the obligations due to the parties to the Intercreditor Agreement.

     Section 7.4 Restrictions on Loans, Advances, Investments, Asset Acquisitions and Contingent Liabilities. The Borrower shall not and shall not permit any Subsidiary to (a) make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person which is not an Affiliate of the Borrower, or (b) guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, Stock or dividends of any Person, or (c) own, purchase or acquire any Stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or (d) acquire all, or substantially all, of the assets of any Person, in a single or a series of related transactions; except that the Borrower or any Subsidiary may:

          (i) (x) make or permit to remain outstanding loans or advances to any other Loan Party, or (y) guarantee or otherwise become liable for obligations of any other Loan Party to the extent such obligation that is guaranteed is incurred in the ordinary course of business of such Loan Party or is Indebtedness otherwise permitted to be incurred by such Loan Party hereunder (including guarantee obligations under the Subsidiary Guaranty);

          (ii) acquire and own Stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

          (iii) own, purchase or acquire prime commercial paper and certificates of deposit in United States commercial banks (whose long-term debt is rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation), in each case due within one year from the date of purchase and payable in the United States in Dollars;

          (iv) own, purchase and acquire obligations of the United States Government or any agency thereof, in each case due within one year from the date of purchase;

          (v) own, purchase and acquire obligations guaranteed by the United States Government, in each case due within one year from the date of purchase;

          (vi) own, purchase and acquire repurchase agreements of United States commercial banks (whose long-term debt is rated "A" or better by Moody's Investors Service or Standard and Poor's
     Corporation) for terms of less than one year in respect of the foregoing certificates and obligations;

          (vii) own, purchase and acquire tax-exempt securities maturing within one year from the date of purchase and rated "A" or better by Moody's Investors Service or Standard and Poor's
     Corporation;

          (viii) own, purchase and acquire adjustable rate preferred stocks rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation;

          (ix) endorse negotiable instruments for collection in the ordinary course of business;

          (x) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business;

          (xi) (x) permit to remain outstanding investments in the Subsidiaries of the Borrower in existence as of the Closing Date, and
     (y) make or permit to remain outstanding investments in any Subsidiary (whether in existence on the Closing Date or created after the Closing Date in accordance with Section 7.14) if such Subsidiary is a Loan Party;

          (xii) make or permit to remain outstanding loans from Agratrade Financing, Inc., a wholly-owned Subsidiary of the Borrower, to members and non-members of the Borrower (provided that all such loans are made to facilitate the business of the Borrower) in an aggregate amount not to exceed $20,000,000;

          (xiii) make or permit to remain outstanding investments described on Schedule 7.4 attached hereto;

          (xiv) make or permit to remain outstanding investments in GC Properties in an aggregate amount not exceeding $500,000 during the term of this Agreement;

          (xv) (x) prior to the Note Purchase Date, guarantee or otherwise be or become contingently liable for obligations of Young Pecan not to exceed an aggregate amount of $60,000,000, and (y) on and after the Note Purchase Date, own and hold the CoBank Note;

          (xvi) have increases in existing investments arising from non-cash notified equity or other equity methods of accounting for equity increases which are non-cash; and

          (xvii) make or permit to remain outstanding investments in any money market fund that invests only in investments described in subsections (iii), (iv), (v), (vi), (vii), or (viii) of this Section 7.4.

     Section 7.5    Sale of Stock and Indebtedness of Subsidiaries.
Without the prior written consent of the Required Lenders, which consent shall be at the sole discretion of the Required Lenders, the Borrower shall not and shall not permit any Subsidiary to sell or otherwise dispose of, or part with control of, any shares of Stock or Indebtedness of any Subsidiary, except (a) to the Borrower or another Loan Party, (b) all shares of Stock and Indebtedness of any Subsidiary at the time owned by or owed to the Borrower and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Borrower) at the time of sale of the shares of Stock and Indebtedness so sold, provided that the assets of such Subsidiary do not constitute a Substantial Part of the Consolidated Assets of the Borrower and all Subsidiaries and that the earnings of such Subsidiary shall not have constituted a Substantial Part of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of Stock or Indebtedness of any other Subsidiary (unless all of the shares of Stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Borrower and all Subsidiaries are simultaneously being sold as permitted by this Section 7.5), and (c) dispositions of Stock permitted by Section7.6(d).

     Section 7.6 Merger and Sale of Assets. The Borrower shall not and shall not permit any Subsidiary to enter into any transaction of merger, consolidation, pooling of interest, joint venture, syndicate or other combination with any other Person or sell, lease, transfer, contribute as capital, or otherwise dispose of all or a Substantial Part of the consolidated assets of the Borrower and all Subsidiaries or assets which shall have contributed a Substantial Part of Consolidated Net Earnings for any of the three fiscal years then most recently ended, in any single transaction or series of related transactions, to any Person, except that:

     (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or (ii) any one or more other Subsidiaries, provided that if any Loan Party is party to such merger, a Loan Party shall be the continuing or surviving corporation;

     (b) any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Borrower or another Loan Party;

     (c) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in
Section 7.5 with respect to a sale of the Stock of such Subsidiary; and

     (d) (i) the Borrower may sell or otherwise dispose of its interests in Agratech Seeds Inc., a Georgia corporation, and (ii) Agratech Seeds Inc. may sell or otherwise dispose of its interests in Agratech Seeds Argentina S.A., provided, in each case, that (x) the net proceeds of any such sale or other disposition, if any, are contributed to the Borrower, or (y) such sale or disposition results in favorable federal tax treatment, or a federal tax deduction pursuant to Section 170 of the Code.

     Section 7.7 Sale and Lease-Back. The Borrower shall not and shall not permit any Subsidiary to enter into any arrangement, with any Person or under which such other Person is a party, providing for the leasing by the Borrower or any Subsidiary of real or personal property, used by the Borrower or any Subsidiary in the operations of the Borrower or any Subsidiary, which has been or is sold or transferred by the Borrower or any Subsidiary to any other Person to whom funds have been or are to be advanced by such other Person on the security of such rental obligations of the Borrower or such Subsidiary except to the extent that the total amount of such arrangements involve, at any one time, assets or property which constitute an amount equal to or less than ten percent (10%) of Consolidated Capital Assets.

     Section 7.8 Sale or Discount of Receivables. The Borrower shall not and shall not permit any Subsidiary to sell with recourse or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     Section 7.9 Hedging Contracts. The Borrower shall not, and shall not permit any Subsidiary to, enter into any Hedging Contract except: (a) bona fide hedging transactions in commodities that represent production inputs or products to be marketed, or in commodities needed in operations to meet manufacturing or market demands, provided that (i) long positions and/or options sold on corn and wheat shall in no event cover more than thirty-nine weeks of the Borrower's anticipated requirements for feed ingredients, and none of such positions and/or options shall cover more than six and one-half weeks of such anticipated requirements unless they have been entered into in compliance with the Borrower's Corporate Policy For Futures Contracts approved by the Borrower's Board of Directors on April 24, 1998 and have been approved by the Borrower's Hedging Committee,
(ii) long positions and/or options sold on soybean meal shall in no event cover more than thirty-nine weeks of the Borrower's anticipated requirements for feed ingredients, and none of such positions and/or options shall cover more than six and one-half weeks of such anticipated requirements unless they have been entered into in compliance with the Borrower's Corporate Policy For Futures Contracts approved by the Borrower's Board of Directors on April 24, 1998 and have been approved by the Borrower's Hedging Committee, and (iii) short positions on corn shall not exceed 2,000,000 bushels, and shall at all times relate to corn owned or contracted for purchase by the Borrower; and (b) foreign exchange contracts, currency swap agreements, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements which are reasonably related to existing indebtedness or to monies to be received or paid in foreign currencies.

     Section 7.10 Issuance of Stock by Subsidiaries. The Borrower shall not permit any Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or dispose of any shares of its Stock of any class (other than directors' qualifying shares, if any) except to the Borrower or another Subsidiary.

     Section 7.11 Capital Expenditures. The Borrower and its Subsidiaries shall not, on a consolidated basis, directly or indirectly, make Capital Expenditures (a) in connection with the "tray pack operations" associated with Publix Markets' requirements at Borrower's location in Live Oak, Florida, in excess of $30,000,000 in the aggregate after June 29, 2002, and (b) for all other purposes, in excess of the sum of (i) $50,000,000 in the aggregate for any fiscal year, plus (ii) the Capital Expenditure Carry Forward Amount, if any.

     Section 7.12 Indebtedness for Money Borrowed. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, or suffer to exist any Indebtedness for Money Borrowed, except for the following:

     (a) Indebtedness existing under this Agreement and the other Loan Documents (including, without limitation, all Loans and Letter of Credit Obligations);

     (b) Indebtedness (including guaranties) which may be deemed to exist pursuant to any performance, surety, appeal or similar bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

     (c) Indebtedness for Money Borrowed in existence on the date hereof, and set forth on Schedule 5.8; provided, however, in connection with the mortgage facility on the corporate headquarters building owned by GC Properties as set forth on Schedule 5.8, such mortgage facility may be increased by an amount not to exceed $5,000,000 after the date hereof.

     (d)  Subordinated Debt;

     (e) unsecured Indebtedness for Money Borrowed owing by any Loan Party to any other Loan Party; and

     (f) reimbursement obligations under letters of credit issued by any of the Lenders, provided that the aggregate principal amount of such reimbursement obligations does not exceed $25,000,000 at any one time (exclusive of Letters of Credit issued under this Agreement).

     Section 7.13 Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, or (b) for transactions between Loan Parties.

     Section 7.14 Creation of Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create any Subsidiary after the Closing Date unless (a) such Subsidiary is a Wholly Owned Subsidiary, (b) such Subsidiary is organized under the laws of a jurisdiction within the United States of America, (c) such Subsidiary executes at the time of its creation the Security Agreement (together with applicable Uniform Commercial Code financing statements), the Subsidiary Guaranty and the Contribution Agreement (either directly or by executing a supplement thereto) and the Stock of such Subsidiary is pledged to the Agent as Collateral, (d) an opinion of counsel, acceptable to the Agent, is delivered to the Lenders confirming the due organization of such Subsidiary, the enforceability of the Security Agreement, the Subsidiary Guaranty and the Contribution Agreement against such Subsidiary, and such other matters as the Agent may reasonably request, and (e) no Event of Default exists immediately prior to or after the creation of the Subsidiary.

                                   ARTICLE 8

                      EVENTS OF DEFAULT AND REMEDIES

     Section 8.1 Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

     (a) The Borrower fails to pay when due any payment of principal due on any of the Notes; or

     (b) The Borrower fails to pay within five (5) days of the due date therefor any payment of (i) interest or Make Whole Premium due on any of the Notes or (ii) any fees or other amounts (except principal and interest as specified in Section 8.1 (a) and (b)(i) above) due hereunder; or

     (c) The Borrower or any Subsidiary defaults in any payment of principal or interest on any other obligation for Indebtedness for Money Borrowed or any obligation under a Capital Lease, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any obligation under notes payable or drafts accepted representing extensions of credit, in any case having a principal amount of $1,000,000 or more beyond any period of grace provided with respect thereto, or the Borrower or any Subsidiary fails to perform or observe any other agreement, term, condition or covenant contained in any agreement under which any such obligation is created (or if any other event thereunder or any such agreement shall occur and be continuing), and in each case the effect of such failure or other event is to cause or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to any stated maturity; or

     (d) Any representation or warranty contained herein or deemed to have been made hereunder or made by or furnished in writing on behalf of the Borrower in connection herewith shall be false or misleading in any material respect as of the date made or deemed to have been made, or the Borrower fails to perform or observe any covenant contained in Sections 6.1, 6.3, 6.5 or 6.14, or Article 7 of this Agreement; or

     (e) The Borrower fails to perform or observe any covenant, term or condition contained in this Agreement (other than those contained in Sections 6.1, 6.3, 6.5, 6.14, or Article 7) and such failure shall continue for more than 30 calendar days after the earlier of (i) the date which the Borrower obtains knowledge thereof or (ii) the Borrower is given notice thereof; or

     (f) The Borrower or any Subsidiary shall make or take any action to make an assignment for the benefit of creditors, petition or take any action to petition any tribunal for the appointment of a custodian, receiver or any trustee for it or any of its assets, or shall commence or take any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect including, without limitation, the Bankruptcy Code; or, if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains unstayed and in effect for more than 60 days or in which an order for relief is entered; or the Borrower or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any of its properties, or shall suffer to exist any such custodianship, receivership or trusteeship; or

     (g) The Borrower or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid while the Borrower or such Subsidiary is insolvent; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated or bonded within 60 calendar days from the date thereof; or

     (h) Any order, judgment or decree is entered in any proceedings against the Borrower decreeing the dissolution of the Borrower and such order, judgment or decree remains unstayed and in effect for more than 10 days; or

     (i) Any order, judgment or decree is entered in any proceedings against the Borrower or any Subsidiary decreeing a split-up of the Borrower or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the Stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Borrower and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets or Stock of a Subsidiary which shall have contributed a Substantial Part of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

     (j) A final judgment in an amount in excess of $10,000,000 is rendered against the Borrower or any Subsidiary and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged or provided for in accordance with a court approved order; or

     (k) Either (i) any single employer Plan or Multiemployer Plan fails to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or (ii) any single employer Plan or Multiemployer Plan subject to Title IV of ERISA is or has been terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate has incurred a liability to or on account of any Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iv) the Borrower or a Subsidiary of the Borrower has engaged in a prohibited transaction, and there results from any of the events specified in clauses (i) through (iv) above a liability to the PBGC or any Plan, or a liability, penalty or tax under ERISA or Section 4975 of the Code, as the case may be, equal to or greater than $1,000,000 that is not paid within 10 days of the due date therefor; or

     (l) Except pursuant to their release or termination in accordance with their terms or the terms hereof, (i) any of the Collateral Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Person which is a party to any of the Collateral Documents shall so assert, or (ii) any Lien created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to by created thereby; or

     (m) The Subsidiary Guaranty shall cease, for any reason, to be in full force and effect or the Borrower or any party thereto shall so assert.

     Section 8.2    Remedies on Default.

     (a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 8.1(f)) and during the continuation thereof, the Agent may and, at the request of the Required Lenders and at their option, shall (i) terminate the obligation of each Lender to make Advances and of the L/C Issuer to issue Letters of Credit and the Swing Line Bank to make Swing Line Advances, and (ii) declare the Notes, including, without limitation, principal, accrued interest and costs of collection (including, without limitation reasonable attorneys' fees if collected by or through an attorney at law or in any judicial proceedings) immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived; provided that, if the Event of Default is an Event of Default described in Section 8.1(a) or Section 8.1(b) and such Event of Default has been in existence for more than 25 days, the Agent, at the request of any Lender that has principal, interest or Make Whole Premium due and owing on its Notes and at its option, shall (i) terminate the obligation of each Lender to make Advances and of the L/C Issuer to issue Letters of Credit and the Swing Line Bank to make Swing Line Advances and (ii) declare the Notes, including, without limitation, principal, accrued interest and costs of collection (including, without limitation reasonable attorneys' fees if collected by or through an attorney at law or in any judicial proceedings) immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

     (b)  Upon the occurrence of an Event of Default under Section 8.1(f),
(i) all obligations of the Lenders, the L/C Issuer and the Swing Line Bank to the Borrower, including, without limitation, all obligations to extend Loans and issue Letters of Credit under this Agreement, shall automatically terminate and (ii) the Notes, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy or in any other judicial proceedings) shall be immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

     (c) Upon the occurrence of an Event of Default and acceleration of the Notes as provided in (a) or (b) above, the Agent may pursue any remedy available under this Agreement, under the Notes, or under any other Loan Document, or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Agent under the Loan Documents and otherwise may be exercised shall be determined by the Required Lenders or the Agent in its discretion. The Agent may, irrespective of whether it is taking any of the actions described in this Section 8.2 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lenders in same-day funds at the Agent's office designated in such demand, for deposit in such interest-bearing account as the Agent shall specify (the "L/C Cash Collateral Account"), an amount equal to 105% of the Letter of Credit Obligations then outstanding. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent, the L/C Issuer and the Lenders or that the total amount of such funds is less than the amount required to be on deposit hereunder, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (i) such amount required to be deposited hereunder over (ii) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. The L/C Cash Collateral Account shall be in the name and under the sole dominion and control of the Agent. The Agent shall have no obligation to invest any amounts on deposit in the L/C Cash Collateral Account. The Borrower grants to the Agent, for its benefit and the benefit of the Lenders and the L/C Issuer, a lien on and security interest in the L/C Cash Collateral Account and all amounts on deposit therein as collateral security for the performance of its obligations under this Agreement and the other Loan Documents. The Agent shall have all rights and remedies available to it under applicable law with respect to the L/C Cash Collateral Account and all amounts on deposit therein.

     (d) All payments with respect to this Agreement received by the Agent and the Lenders, or any of them, after the occurrence of an Event of Default and acceleration of the Notes, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) incurred by the Agent, acting as the Agent, and the Lenders as a result of the Default, and thereafter paid pro rata to the Lenders in the same proportion that the aggregate of the unpaid principal amount owing on the Notes to each Lender, plus accrued and unpaid interest thereon, bears to the aggregate of the unpaid principal amount owing on all the Notes to all Lenders, plus accrued and unpaid interest thereon. Regardless of how each Lender may treat the payments for the purpose of its own accounting, for the purpose of computing the Borrower's obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses incurred by the Agent, acting as the Agent, and the Lenders as a result of the Default, as set forth above, second, to the payment of accrued and unpaid fees of the Agent and the Lenders, third, to the payment of accrued and unpaid interest on the Notes, to and including the date of such application (ratably according to the accrued and unpaid interest on the Loans), fourth, to the ratable payment of the unpaid principal of the Notes, fifth, to cash collateralize the Letter of Credit Obligations in the amount of 105% of the outstanding face amount of any Letters of Credit, and sixth, to the payment of all other amounts then owing to the Agent or the Lenders under the Loan Documents. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or under applicable law.

                                   ARTICLE 9

                                 THE AGENT

     Section 9.1 Appointment and Authorization. Each Lender hereby designates Rabobank as the Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

     Section 9.2 Nature of Duties of the Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. Without limiting in any way the standard of care established by the immediately preceding sentence, in performing its duties and responsibilities set forth in this Agreement, the Agent shall act in accordance with its customary banking practices. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

     Section 9.3    Lack of Reliance on the Agent.

     (a) Each Lender agrees that, independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents or employees of the Agent or of any other Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection with this Agreement and the other Loan Documents, including the decision to enter into this Agreement, and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. Except for information or notices provided to the Agent pursuant to the terms of this Agreement, which the Agent agrees to provide each Lender timely copies thereof, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

     (b) The Agent shall not be responsible to any Lender for the truth, accuracy or completeness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the financial condition of the Borrower or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes, or the financial condition of the Borrower or its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

     Section 9.4         Certain Rights of the Agent.

     (a) If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders; provided, however, that the Agent shall not be required to act or not act in accordance with any instructions of the Required Lenders if to do so would expose the Agent to significant liability or would be contrary to any Loan Document or to applicable law.

     (b) The Agent may assume that no Event of Default has occurred and is continuing, unless the Agent has received notice from the Borrower stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

     (c) If the Agent may not, pursuant to Section 9.4(b), assume that no Event of Default has occurred and is continuing, the Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Required Lenders, provided that the Agent shall not be required to act or not act if to do so would expose the Agent to significant liability or would be contrary to any Loan Document or to applicable law, and provided further, that if the Required Lenders fail, for five days after the receipt of notice from the Agent, to instruct the Agent, then the Agent, in its discretion, may act or not act as it deems advisable for the interests of the Lenders.

     Section 9.5 Liability of the Agent. Neither the Agent nor any of its respective directors, officers, agents, or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order. Without limitation on the foregoing, the Agent and its respective directors, officers, agents, and employees:

     (a) may treat the payee of any Note as the holder thereof until the Agent receives notice of the assignment or transfer thereof in form satisfactory to the Agent, signed by the payee and may treat each Lender as the owner of that Lender's interest in the obligations due to the Lenders for all purposes of this Agreement until the Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Agent, signed by that Lender;

     (b) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it with reasonable care, or with legal counsel, independent public accountants, or other experts for the Borrower, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

     (c) makes no representation or warranty to any Lender and will not be responsible to any Lender for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

     (d) except to the extent expressly set forth in the Loan Documents, shall have no duty to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of the Borrower or any Subsidiary or other Person;

     (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document any other instrument or writing furnished pursuant thereto or in connection therewith, or the creation, attachment, perfection or priority of any Lien purported to be created under or contemplated by any Loan Document;

     (f) shall have no liability or responsibility to any Loan Party for any failure on the part of any Lender to comply with any obligation to be performed by such Lender under this Agreement;

     (g) shall not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, document, statement, telecopier message or other instrument or writing believed by it or them to be genuine and to have been signed, sent or made by the proper Person; and

     (h) shall not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender hereunder, including, without limitation, payment of principal and interest on the Notes, Loans, and other amounts; provided that promptly upon discovery of such an error in computation, the Agent, the Lenders, and (to the extent applicable) the Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     Section 9.6 Indemnification. Each Lender shall, ratably in accordance with the respective outstanding principal amount of its Loans, indemnify and hold the Agent and its directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement or any of the other Loan Documents or of the failure by the Borrower to pay the obligations due to the Lenders hereunder or under the Notes or any action taken or not taken by it as the Agent under any Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), or enforcement of the Loan Documents, to the extent that the Borrower fails to pay such cost or expense upon demand.

     Section 9.7 Agent and Its Affiliates. Rabobank (and each successor Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term the "Lender" or the "Lenders" includes Rabobank in its individual capacity. Rabobank (and each successor Agent) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower and any Affiliate of the Borrower, as if it were not the Agent and without any duty to account therefor to the Lenders. Rabobank (and each successor Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs, expenses and fees as the Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein. This Agreement shall not be deemed to constitute a joint venture or partnership between the Lenders.

     Section 9.8 Successor Agent. The Agent may resign as such at any time by written notice to the Borrower and the Lenders, to be effective upon a successor's acceptance of appointment as the Agent. In such event, the Required Lenders shall appoint a successor Agent or Agents, who must be from among the Lenders, subject to the Borrower's written approval so long as no Default or Event of Default exists hereunder; provided, that the Agent shall be entitled to appoint a successor Agent from among the Lenders, subject to acceptance of appointment by that successor Agent, if the Required Lenders (with the Borrower's written approval, if required) have not appointed a successor Agent within 30 calendar days after the date the Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as the Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Agent under the Loan Documents, and the resigning the Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents.

     Section 9.9 Agent May File Proofs of Claim. The Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents, financial advisors and counsel) and the Lenders allowed in any judicial proceedings relative to any Loan Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due to the Agent for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents, financial advisors and counsel, and any other amounts due the Agent. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

     Section 9.10   Release of Collateral.

     (a) Each Lender hereby directs the Agent to, in accordance with the terms of this Agreement, and the Agent agrees to, release or subordinate any Lien held by the Agent for the benefit of Lenders:

               (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement; or

               (ii) against any part of the Collateral sold or disposed of by the applicable Loan Party if such sale or disposition is permitted hereunder or is otherwise consented to by the requisite Lenders for such release as set forth in Section 10.2 hereof; or

               (iii) against any property of any Loan Party which does not constitute Collateral under any Collateral Document.

     (b) Each Lender hereby directs the Agent to, and the Agent hereby agrees to, execute and deliver or file such termination and partial release statements and do such other things as are reasonably necessary to release Liens to be released pursuant to this Section promptly upon the effectiveness of any such release. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section.

     Section 9.11 Syndication Agent and Co-Managing Agents. It is expressly acknowledged and agreed by the Agent, each Lender and the Borrower, for the benefit of the Syndication Agent and the Co-Managing Agents, that the Syndication Agent and the Co-Managing Agents, each in such capacity, have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

                                   ARTICLE 10

                               MISCELLANEOUS

     Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof or with respect to the Tranche B Term Loan Lenders, as set forth in Annex 1, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

     Section 10.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by:

           (a) all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.1, (ii) increase the Commitments or other contractual obligations of any Lender to the Borrower under this Agreement, (iii) change the percentage of the Commitments, or the number or identity of the Lenders which shall be required for the Lenders or any of them to take any action hereunder, (iv) release any material Subsidiary from liability under the Subsidiary Guaranty, (v) release any material Collateral; (vi) modify the definition of "Required Lenders", or (vii) modify this Section 10.2;

          (b) all the Lenders with a Revolving Commitment do any of the following: (i) reduce the principal of, or rate of interest or fees on, the Revolving Loans, or subordinate any rights of any Lender with respect to such Lender's Revolving Loans, or (ii) postpone or extend any scheduled date fixed for the payment in respect of principal of, or interest or fees on, the Revolving Loans hereunder;

          (c) all the Lenders with a Tranche A Term Loan Commitment do any of the following: (i) reduce the principal of, or rate of interest or fees on, the Tranche A Term Loans, or subordinate any rights of any Lender with respect to such Lender's Tranche A Term Loans, or (ii) postpone or extend any scheduled date fixed for the payment in respect of principal of, or interest or fees on, the Tranche A Term Loans hereunder; and

          (d) all the Lenders with a Tranche B Term Loan Commitment do any of the following: (i) reduce the principal of, Make Whole Premium, or rate of interest or fees on, the Tranche B Term Loans, or subordinate any rights of any Lender with respect to such Lender's Tranche B Term Loans, or (ii) postpone or extend any scheduled date fixed for the payment in respect of principal of, Make Whole Premium, or interest or fees on, the Tranche B Term Loans hereunder.

          Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Loan Document,
(ii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the L/C issuer under this Agreement or under any other Loan Document, (iii) any Lender may, without the consent of any other Lender, waive its right to receive its share of any mandatory prepayment of its Loans hereunder, and (iv) no amendment, waiver or consent shall be effective without the consent of Tranche B Term Loan Lenders holding Tranche B Term Loans representing a majority of the outstanding principal amount of Tranche B Term Loans if such amendment, waiver or consent is for the primary purpose of adversely affecting the rights of the Tranche B Term Loan Lenders in a manner in which the other Lenders are not likewise adversely affected.

     Section 10.3 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Loan Document, and no course of dealing between any Borrower and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on Borrower not required hereunder or under any other Loan Document in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

     Section 10.4   Payment of Expenses, Etc.  The Borrower shall:

     (a) (i) whether or not the transactions hereby contemplated are consummated, pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents at any time (including without limitation (A) all due diligence, syndication, transportation, computer, duplication, IntraLinks, appraisal, audit, insurance and consultant fees and expenses, and (B) the reasonable fees and expenses of counsel (including the allocated costs of in-house counsel) for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), and (ii) pay on demand all costs and expenses of the Agent, the L/C Issuer and each Lender in connection with the enforcement of the Loan Documents against any Loan Party during the existence of any Default or Event of Default, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including without limitation the reasonable fees and expenses of counsel (including the allocated costs of in-house counsel) for the Agent, the L/C Issuer and each Lender with respect thereto);

     (b) subject, in the case of certain Taxes, to the applicable provisions of Section 3.11(b), pay and hold each of the Agent, the L/C Issuer and the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Loan Documents, any Collateral, or any payments due thereunder, and save each of the Agent, the L/C Issuer and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

     (c) indemnify the Agent, the L/C Issuer and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of any Letter of Credit or the proceeds of any of the Loans or any Person's entering into and performing of the Agreement, the Notes, or the other Loan Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel and allocated costs of in-house counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct;

     (d) without limiting the indemnities set forth in subsection (c) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after Borrower's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel, including allocated costs of in-house counsel, in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Loan Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of the Borrower (or the assets thereof) owned or controlled by the Lenders.

If and to the extent that the obligations of the Borrower under this
Section 10.4 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     Section 10.5   Benefit of Agreement.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders. Nothing in this Agreement express or implied is intended or shall be construed to give any Person other than the Parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained, and all such covenants conditions and provisions are and shall be held to be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns; provided however, CoBank, ACB, the Gateway Recovery Trust and The Prudential Insurance Company of America shall each be deemed a third party beneficiary of the provisions of Section 3.1(e) and Section 3.10(f), and neither of such Sections nor this sentence shall be amended, modified, or waived without the prior written consent of each of them.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

     (c) (i) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that other than in the case of any assignment of the Tranche B Term Loans, (A) the Agent and the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed, and provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing) unless such assignment is to an Affiliate of the assigning Lender, and (B) the amount of the Commitments, in the case of assignment of the Commitments, or Loans, in the case of assignment of Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent), shall not be less than $5,000,000. The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,500. The Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

     (ii) The Notes representing the Tranche B Term Loans are to be issued and are assignable in whole or in part as registered securities on the books and records of the Borrower without coupons in denominations of at least $1,500,000, except as may be necessary to reflect any principal amount less than $1,500,000, and may be exchanged for one or more Notes of any authorized denomination and like class and aggregate outstanding principal amount. Upon transfer of any Tranche B Term Note, a pro rata portion of the transferring Tranche B Term Lender's Tranche B Term Loan Commitment shall be transferred to the transferee of such Tranche B Term Loan Note. The Borrower shall keep at its principal executive office a register in which the Borrower shall record the registrations of the Notes representing the Tranche B Term Loans and the names and addresses of the holder thereof from time to time. Upon surrender of a Note representing a Tranche B Term Loan to the Borrower for registration of assignment endorsed or accompanied by a written instrument of assignment duly executed by the registered holder or its attorney duly authorized in writing and accompanied by the address for notices, the Borrower shall at its expense (except as provided below), execute and deliver one or more replacement Notes of like tenor and class and of a like aggregate amount, registered in the name of such holder or its assignees or assignees. Each new Note will bear interest from the date on which interest was last paid on the surrendered Note or the date of issue of the surrendered Note if no interest has yet been paid thereon. The Borrower may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such assignment. Upon receipt of written notice from a holder of a Note representing a Tranche B Term Loan of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such holder satisfactory to the Borrower, or in the case of any such mutilation upon surrender and cancellation of such Note, the Borrower will make and deliver a new Note, at its expense, of like tenor and class, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date on which interest was last paid on such lost, stolen, destroyed or mutilated Note or if no interest has yet been paid thereon, the date of issue of such lost, stolen, destroyed or mutilated
Note.     Notwithstanding anything in the foregoing to the contrary, no
Tranche B Term Loan Lender may assign any Note representing a Tranche B Term Loan or any interest therein to a competitor of the Borrower.

     (d) Each Lender may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (other than in the case of a Tranche B Term Lender) (i) no Lender may sell a participation in its aggregate Commitments or Loans (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments or Loans, and the selling Lender must retain after the sale of such participation a minimum aggregate amount of Commitments or Loans, as the case may be, of $10,000,000, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder,
(ii) such Lender's obligations under this Agreement shall remain unchanged,
(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article 3 of this Agreement, and (v) the Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to the Borrower of the name of such participant.

     (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the Subsidiaries furnished to such Lender by or on behalf of the Borrower or any Subsidiary. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information and shall agree to use the information and to hold the information as confidential all in the same manner described above, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to the Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or the Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

     (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

     (g)  Notwithstanding anything to the contrary set forth in this
Section 10.5, on and as of the Closing Date, subject to the conditions set forth in Section 4.1 hereof, each of the Departing Lenders and the Lenders hereunder shall sell, assign and transfer, or purchase and assume, as the case may be, such interests in the Revolving Loans, Tranche A Term Loans, Revolving Commitments, and Tranche A Term Loan Commitments, in each case, outstanding immediately prior to the Closing Date (or as increased hereunder), as shall be necessary so that, after giving effect to all such assignments and purchases, the Revolving Commitments and the Tranche A Term Loan Commitments will be held by the Lenders hereunder as set forth, respectively, on the signature pages hereto. The assignments and purchases provided for in this Section 10.5(g) shall be without recourse, warranty or representation, except that each Departing Lender assigning any interest shall be deemed to have represented that it is the legal and beneficial owner of the interests assigned by it and that such interests are free and clear of any adverse claim. The purchase price for each such assignment and purchase shall equal the principal amount of the Loans purchased and shall be payable to the Agent for distribution to the Lenders and Departing Lenders, respectively. Concurrently with the effectiveness of the assignments and purchases provided for above, the Departing Lenders shall cease to be parties to the Existing Credit Agreement and shall be released from all further obligations thereunder; provided, however, that the Departing Lenders shall continue to be entitled to the benefits of Sections 3.11(b), 3.14, 3.15, 3.19 and 10.4 of the Existing Loan Agreement as in effect immediately prior to the Closing Date. Promptly after the Closing Date, all Departing Lenders shall return the Notes issued to such Departing Lenders under the Existing Credit Agreement to the Agent.

     Section 10.6   Governing Law; Submission to Jurisdiction, Etc.

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW
PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR ANY NEW YORK COURT SITTING IN NEW YORK COUNTY, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     (c) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

     (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     (e) Any controversy or disagreement regarding any of the Loan Documents may be settled by arbitration if unanimously agreed upon by the Borrower, the Agent and each Lender (with it being understood that each of such parties shall be entitled to make such a decision in its sole and absolute discretion). Notwithstanding anything to the contrary contained in this Agreement, in no event shall arbitration be a condition precedent to any right of legal action or right of equity. Any such arbitration (if selected by the Borrower, the Agent, and the Lenders) shall be conducted in a manner which is acceptable to all of such parties.

     Section 10.7 Independent Nature of the Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 10.9   Effectiveness; Survival.

     (a) This Agreement shall become effective as of the Closing Date when all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent.

     (b) The obligations of the Borrower under Sections 3.11(b), 3.14, 3.15, 3.19, and 10.4 shall survive after the payment in full of the Notes after the final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Loan Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

     Section 10.10 Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 10.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Section 10.12 Change in Accounting Principles, Fiscal Year or Tax Laws. If (a) any change in the preparation of the financial statements referred to in Section 5.1 or 6.1 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) results in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (b) there is any change in the Borrower's fiscal quarter or fiscal year, or (c) there is a material change in federal tax laws which materially affects the Borrower's or any of the Subsidiaries' ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Borrower's or any of the Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 10.13 Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Loan Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

     Section 10.14 Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Loan Documents.

     Section 10.15 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and the Borrower and the Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Lenders by the Borrower under this Agreement.

     Section 10.16 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that the Borrower, the Agent, the Lenders and their respective agents have participated in the preparation hereof.

     Section 10.17 Loan Documents. All references to "Credit Agreement" or "Amended and Restated Credit Agreement" or "Second Amended and Restated Credit Agreement" in any Loan Document (including, without limitation, the Tranche B Term Notes) shall hereafter refer to this Agreement, as amended, restated or modified from time to time.

                      [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.



                                 GOLD KIST INC.
BORROWER:


ADDRESS


244 PERIMETER CENTER PARKWAY,    By: /s/ Stephen O. West
N.E.                              Name: Stephen O. West
Atlanta, Georgia 30346            Title: CFO and Treasurer
Telecopy No.:  404-393-5421
Attention:  Mr. Stephen O. West




                                 By:
                                  Name:
                                  Title:


                                         [CORPORATE SEAL]







                    (SIGNATURES CONTINUE ON NEXT PAGE)



AGENT, L/C ISSUER AND LENDER:    COOPERATIEVE CENTRALE
                                 RAIFFEISEN-BOERENLEENBANK B.A.,
                                 "RABOBANK NEDERLAND", NEW YORK
                                 BRANCH
ADDRESS:

245 Park Avenue
New York, New York 10167-0062
Telecopy No.:  212-916-7930
Attention:  Corporate
Securities Dept.

                                 By: /s/ Richard J. Beard
                                  Name: Richard J. Beard
                                  Title: Executive Director




                                 By: /s/ Ian Reece
                                  Name: Ian Reece
                                  Title: Managing Director




REVOLVING COMMITMENT                   $26,829,268.30   24.39024%

TRANCHE A TERM LOAN COMMITMENT         $23,170,731.70   24.39024%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:
245 Park Avenue
New York, New York 10167-0062






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LENDER:                          SUNTRUST BANK

Address
303 Peachtree Street, 3rd Floor
Atlanta, Georgia 30308
Telecopy No.:  404-230-5305
Attention:  Hugh Brown           By: /s/ Hugh E. Brown
                                  Name: Hugh E. Brown
                                  Title: Vice President




                                 By:
                                  Name:
                                  Title:




REVOLVING COMMITMENT                   $18,780,487.80   17.07317%

TRANCHE A TERM LOAN COMMITMENT         $16,219,512.20   17.07317%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:
25 Park Avenue
Atlanta, Georgia 30302






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                                 ING CAPITAL LLC
LENDER:


Address:
1325 Avenue of the Americas
New York, New York 10019
Telecopy: (646) 424-6390
Attention: Bill Redmond          By: /s/ William B. Redmond
                                  Name: William B. Redmond
                                  Title: Director




                                 By:
                                  Name:
                                  Title:




REVOLVING COMMITMENT                   $12,073,170.73   10.97561%

TRANCHE A TERM LOAN COMMITMENT         $10,426,829.27   10.97561%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:

1325 Avenue of the Americas
New York, New York 10019






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                                 HARRIS TRUST AND SAVINGS BANK
LENDER:

Address

111 West Monroe Street
18th Floor West
Chicago, Illinois 60603          By: /s/ Philip Langheim
Telecopy No.:  312-765-8095       Name: Philip Langheim
Attention:  Phil Langheim         Title: Vice President








REVOLVING COMMITMENT                   $12,073,170.73   10.97561%

TRANCHE A TERM LOAN COMMITMENT         $10,426,829.27   10.97561%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:
111 West Monroe Street
17th Floor West
Chicago, Illinois 60603






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                                 U.S. BANK NATIONAL ASSOCIATION
LENDER:

Address

950 17th Street
Suite 350
Denver, Colorado 80202-2868      By: /s/ Kathi L. Hatch
Telecopy No.:  303-585-4732       Name: Kathi L. Hatch
Attention:  Kathi L. Hatch        Title: Assistant Vice
                                 President




                                 By:
                                  Name:
                                  Title:




REVOLVING COMMITMENT                   $9,390,243.90    8.53659%

TRANCHE A TERM LOAN COMMITMENT         $8,109,756.10    8.53659%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:
950 17th Street
Suite 350
Denver, Colorado 80202-2868






                    (SIGNATURES CONTINUE ON NEXT PAGE)


                                 COBANK, ACB
LENDER:

Address

5500 S. Quebec Street
Greenwood Village, Colorado
80111                            By: /s/ Kenneth L. Warlick
Telecopy No.:  303-694-5850       Name: Kenneth L. Warlick
Attention:  Kenneth L. Warlick    Title: Vice President





REVOLVING COMMITMENT                   $8,048,780.49    7.31707%

TRANCHE A TERM LOAN COMMITMENT         $6,951,219.51    7.31707%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:
5500 S. Quebec Street
Greenwood Village, Colorado 80111






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                                 NATEXIS BANQUES POPULAIRES
LENDER:

Address

1251 Avenue of Americas
New York, New York 10020
Telecopy No.:  212-354-9095      By: /s/ Stephen A. Jendras
Attention:  Steve                 Name: Stephen A. Jendras
Jendras/Lourdes Nieves            Title: Vice President




                                 By: /s/ Guillaume de Parscau
                                    Name:  Guillaume de Parscau
                                     Title:  First Vice
                                 President and Manager





REVOLVING COMMITMENT                   $5,365,853.66    4.87805%

TRANCHE A TERM LOAN COMMITMENT         $4,634,146.34    4.87805%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:









                    (SIGNATURES CONTINUE ON NEXT PAGE)


                               THE CIT GROUP / BUSINESS CREDIT,
LENDER:                        INC.
Address

900 Ashwood Parkway
Suite 610
Atlanta, Georgia 30338         By: /s/ John E. Bonan
Telecopy No.:  770-522-7673     Name: John E. Bonan
Attention:  John Bohan          Title: VP




                               By:
                                Name:
                                Title:




REVOLVING COMMITMENT                   $9,390,243.90    8.53659%

TRANCHE A TERM LOAN COMMITMENT         $8,109,756.10    8.53659%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:
900 Ashwood Parkway
Suite 610
Atlanta, Georgia 30338






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                               GREENSTONE FARM CREDIT SERVICES,
LENDER:                        FLCA

Address

1760 Abbey Road, Suite 200
East Lansing, Michigan 48823
                               By: /s/ Alfred S. Compton, Jr.
                                Name: Alfred S. Compton, Jr.
                                Title: Vice President/Sr.
                               Lending Officer




                               By:
                                Name:
                                Title:




REVOLVING COMMITMENT                   $8,048,780.49    7.31707%

TRANCHE A TERM LOAN COMMITMENT         $6,951,219.51    7.31707%

TRANCHE B TERM LOAN COMMITMENT             $0.00           0%




PAYMENT OFFICE:







                    (SIGNATURES CONTINUE ON NEXT PAGE)


                               JOHN HANCOCK LIFE INSURANCE
LENDER:                        COMPANY
Address

John Hancock  Life Insurance
Company  200  Clarendon
Street                         By: /s/ David E. Johnson
Boston, MA 02117                Name: David E. Johnson
Attn: Bond Group - Food Team,   Title: Managing Director
T-57    Fax: (617) 572-1165


with copy to:
John Hancock  Life Insurance
Company  200  Clarendon
Street

BOSTON, MA 02117               By:
                                Name:
ATTN: INVESTMENT LAW, T-30      Title:

FAX: (617) 572-9269



REVOLVING COMMITMENT                       $0.00           0%

TRANCHE A TERM LOAN COMMITMENT             $0.00           0%

TRANCHE B TERM LOAN COMMITMENT         $31,500,000.00      70%






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                               JOHN HANCOCK VARIABLE LIFE
LENDER:                        INSURANCE COMPANY
Address

John Hancock  Life Insurance
Company  200  Clarendon
Street                         By: /s/ David E. Johnson
Boston, MA 02117                Name: David E. Johnson
Attn: Bond Group - Food Team,   Title: Authorized Signatory
T-57    Fax: (617) 572-1165


with copy to:
John Hancock  Life Insurance
Company  200  Clarendon
Street

BOSTON, MA 02117               By:
                                Name:
ATTN: INVESTMENT LAW, T-30      Title:

FAX: (617) 572-9269



REVOLVING COMMITMENT                       $0.00           0%

TRANCHE A TERM LOAN COMMITMENT             $0.00           0%

TRANCHE B TERM LOAN COMMITMENT         $1,500,000.00    3.333333
                                                           3%






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                               SIGNATURE 4 LIMITED
LENDER:
                               By: John Hancock Life Insurance
                                  Company, as Portfolio Advisor
Address

John Hancock  Life Insurance
Company  200  Clarendon
Street                         By: /s/ David E. Johnson
Boston, MA 02117                Name: David E. Johnson
Attn: Bond Group - Food Team,   Title: Managing Director
T-57    Fax: (617) 572-1165


with copy to:
John Hancock  Life Insurance
Company  200  Clarendon
Street

BOSTON, MA 02117

ATTN: INVESTMENT LAW, T-30

FAX: (617) 572-9269



REVOLVING COMMITMENT                       $0.00           0%

TRANCHE A TERM LOAN COMMITMENT             $0.00           0%

TRANCHE B TERM LOAN COMMITMENT         $7,000,000.00    15.555555
                                                           6%






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                               SIGNATURE 5 L.P.
LENDER:
                               By:     John Hancock Life
                                  Insurance Company, as
                                  Portfolio Advisor
Address

John Hancock  Life Insurance
Company  200  Clarendon
Street                         By: /s/ David E. Johnson
Boston, MA 02117                Name: David E. Johnson
Attn: Bond Group - Food Team,   Title: Managing Director
T-57    Fax: (617) 572-1165


with copy to:
John Hancock  Life Insurance
Company  200  Clarendon
Street

BOSTON, MA 02117

ATTN: INVESTMENT LAW, T-30

FAX: (617) 572-9269



REVOLVING COMMITMENT                       $0.00           0%

TRANCHE A TERM LOAN COMMITMENT             $0.00           0%

TRANCHE B TERM LOAN COMMITMENT         $2,000,000.00    4.444444
                                                           4%






                    (SIGNATURES CONTINUE ON NEXT PAGE)

                               MELLON BANK, N.A., solely in its
LENDER: capacity as Trustee for the Bell Atlantic Master Trust as directed by John Hancock Life Insurance Company, and not in its individual capacity
Address

Mellon Bank, N.A.
Three Mellon Bank Center,      By: /s/ Carole Bruno
Room 153-3610                   Name: Carole Bruno
Pittsburgh, PA 15259            Title: Authorized Signatory
Attn: Principal and Interest
Unit
Fax: (412) 236-0120





                               By:
                                Name:
                                Title:




REVOLVING COMMITMENT                       $0.00           0%

TRANCHE A TERM LOAN COMMITMENT             $0.00           0%

TRANCHE B TERM LOAN COMMITMENT         $3,000,000.00    6.666666
                                                        7%



                    (SIGNATURES CONTINUE ON NEXT PAGE)

     The undersigned Departing Lenders consent to the amendment and restatement of the Existing Credit Agreement and agree to be bound by
Section 10.5(g) of this Agreement.

                               BANK OF AMERICA, N.A.
DEPARTING LENDERS:




                               By: /s/ William H. Powell
                                Name: William H. Powell
                                Title: Vice President




                               By:
                                Name:
                                Title:



                               FORTIS BANK (NEDERLAND) N.V.




                               By:/s/ A. J. v Balen
                                Name: A. J. v Balen
                                Title: Sr. Account Manager




                               By: /s/ S. van deriteiz
                                Name: S. van deriteiz
                               Title: Deputy Director




                        (FINAL PAGE OF SIGNATURES)